As filed with the Securities and Exchange Commission on April   , 1997

                                                      Registration No. 333-19707
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                               Amendment No. 1 to

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                            IMSCO TECHNOLOGIES, INC.
             (Exact names of registrant as specified in its charter)

     Delaware           (                          )            04-3021770
 (State or other        (Primary Standard Industrial        (I.R.S. Employee
 jurisdiction of         Classification Code Number)      Identification Number)
incorporation or
  organization)

                                40 Bayfield Drive
                       North Andover, Massachusetts 01845
                                 (508) 689-2080

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                                   Sol L. Berg
                            IMSCO Technologies, Inc.
                                40 Bayfield Drive
                       North Andover, Massachusetts 01845
                                 (508) 689-2080
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             David E. Fleming, Esq.
                          Epstein, Becker & Green, P.C.
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 351-4925

                                   ----------
        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|


                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                               Proposed             Proposed
                                                                                Maximum               Maximum            Amount of
          Title of Each Class of                          Amount to be       Offering Price          Aggregate          Registration
        Securities to be Registered                      Registered (1)       Per Unit (1)       Offering Price (1)        Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value .......................      2,860,227          $     2.875           $8,223,152          $  2835.56
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (2) ...................        242,273          $     1.45            $  351,294          $   121.14
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 (3) .............................        150,000          $     1.50            $  225,000          $    77.58
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 (4) .............................         50,000          $     2.875           $  143,750          $    49.56
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 (5) .............................        127,272          $     1.32            $  168,000          $    57.93
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ...............................................      3,429,772                                                    $ 3,262.71*
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(b).

(2)  Issuable upon exercise of the Class A Warrants.

(3)  Issuable upon exercise of the Class B Warrants.

(4)  Issuable upon exercise of the Class C Warrants.

(5)  Issuable upon exercise of the Class D Warrants.

     *Previously paid.
                                   ----------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  Subject to Completion, dated April 30, 1997


                            IMSCO TECHNOLOGIES, INC.

                        3,429,772 Shares of Common Stock

     The persons named under "Selling Shareholders" herein propose to sell an aggregate of 3,429,772 shares of Common Stock (the "Shares") of IMSCO Technologies, Inc., a Delaware corporation (the "Company") (i) in one or more transactions (which may include block transactions) at negotiated prices or at a price or prices related to the then current market price of the Company's Common Stock, or (ii) to a broker (for resale by such broker as principal) at a price or prices related to the then current market price of the Company's Common Stock, less such discount as shall be agreed upon by a Selling Shareholder and the Broker, or (iii) by a combination of the methods described in clauses (i) and (ii). See "Plan of Distribution."


     Of the 3,429,772 Shares offered hereby, 2,860,228 will be issued and outstanding on the effective date of this Prospectus, 242,272 are issuable upon the exercise of outstanding Class A Warrants exercisable at a price of $1.45 per Share, 150,000 are issuable upon exercise of outstanding Class B Warrants exercisable at a price of $1.50 per Share, 50,000 are issuable upon exercise of outstanding Class C Warrants exercisable at a price of $2.875 per Share, and 127,272 are issuable upon exercise of the outstanding Class D Warrants exercisable at a price of $1.32 per Share. The Class A Warrants, Class B Warrants, Class C Warrants and Class D Warrants are collectively referred to herein as the "Warrants." The exercise price of the Warrants and options may change as a result of a variety of circumstances. This Prospectus does not authorize the sale of any Warrants or options by any person. If all of the Warrants and options are exercised, the Company will receive proceeds of approximately $852,044 from the purchase of the Common Stock underlying the Warrants. The proceeds from the sale of the remaining Shares offered hereby will be received solely by the Selling Shareholders. See "Use of Proceeds."


     The Selling Shareholders, and the brokers and dealers through which the Shares may be offered, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended, in which event any compensation received by such brokers and dealers may be deemed to be underwriters' compensation under such Act.

     The Common Stock is listed on the NASDAQ OTC Bulletin Board under the symbol "IMSO". On April 21, 1997 the closing price for the Common
Stock on the OTC Bulletin Board was $2.625 per share. See "Price Range of
Common Stock."

                AN INVESTMENT IN THE SECURITIES OFFERED PURSUANT
                 TO THIS PROSPECTUS IS SPECULATIVE AND INVOLVES
                   A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

          THESE  SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                The date of this Prospectus is April  , 1997

                                   ----------

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Room 1204, Everett McKinley Dirksen Building, 210 South Dearborn Street, Chicago, Illinois 60604; 7 World Trade Center, New York, New York 10048; and Suite 500 East, Museum Square Building, 5757 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates.

     The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form SB- 2, Registration No. 333-19707 (the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares of which this Prospectus is a part. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement, including the exhibits filed as part thereof and otherwise incorporated therein to which reference is hereby made. Copies of the Registration Statement and the exhibits may be inspected without charge at the offices of the Commission, and may be obtained form the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549 upon payment of the prescribed fees. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). The Registration Statement of which this Prospectus forms a part has been filed electronically through EDGAR and may be retrieved through the Commission's Web site on the Internet.

                         ------------------------------

--------------------------------------------------------------------------------


                               PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should consider carefully the information set forth in this Prospectus under the heading "Risk Factors."


The Company

     IMSCO Technologies, Inc., a Delaware corporation ("IMSCO" or the "Company") is a development stage company. The Company develops and is attempting to commercialize, market and license electrostatic separation products based on its proprietary technologies. Electrostatic separation takes advantage of the fundamental electrical properties of attraction, wherein unlike or opposite charges attract each other, and repulsion, wherein like or the same charges repel each other, and uses charged materials to selectively separate other substances. In the last three years, the Company has developed several separation technologies based on electrostatics combined with mechanical separation. This technology was originally developed by the Company for the specific purpose of separating viruses and viral particles from human plasma. In 1993, the Company successfully designed an electrostatic separation technology which removes on demand caffeine from brewed liquids, such as coffee and tea. The Company calls its decaffeination technology the "DECAFFOMATIC" (herein
"DECAFFOMATIC" or the "Decaffeination System"). The Company calls its plasma separation technology the "PLASMA PURE".

     Based on its basic and early stage research and testing, it is the Company's belief that the PLASMA PURE is capable of removing significant amounts of infectious viral particles from human plasma. Although further significant research and testing needs to be conducted, the Company believes that the PLASMA PURE device may be capable of removing viral particles without significantly affecting the other chemical properties of the plasma. Additionally, based on the Company's internal laboratory testing and research conducted by the Company at the University of Massachusetts in 1994 and 1995 and at the University of Akron in 1996 and 1997, the Company believes that the DECAFFOMATIC can remove in excess of 95% of the caffeine from brewed beverages such as coffee and tea. In 1993, separate patent applications were filed by the Company with the U.S. Office of Patents and Trademarks for the PLASMA PURE and DECAFFOMATIC separation technologies. On August 22, l995 the Company was granted a patent by the United States Patents and Trademarks Office("PTO"), Patent No. 5,443,709 for "Apparatus for Separating Caffeine From a Liquid Containing the Same". On April 2, 1996 the Company was granted a patent by the PTO , Patent No. 5503724, for "Process for Decaffeinating Caffeine Containing Liquid". The Company believes that it has substantially completed its research and development of the DECAFFOMATIC technology and is ready to introduce its decaffeination products to the commercial institutional coffee brewer market in 1997.

     The Company's objective is to become a leader in the development of electrostatic separation market by capitalizing on its proprietary technology. The Company's strategy is to initially focus on commercializing and launching the DECAFFOMATIC products. The Company is also pursuing further research and the development of the PLASMA PURE technologies and related products and other specific separation technologies that may be used with particular proprietary and non-proprietary products manufactured by other companies. Although there can be no assurances, the Company intends to implement its strategy by (i) continuing to establish manufacturing contracts with third party contract manufactures for its developed products, (ii) expanding its research and development activities for additional uses and applications applying its proprietary technologies, (iii) establishing marketing agreements, licensing agreements and distribution agreements with recognized market leaders for marketing and distribution of its products, and (iv) seeking regulatory approval for its proposed medical products such as PLASMA PURE.


     In l995, the Company formally established a new subsidiary called Decaf Products, Inc. ("DPI"), which was incorporated in the State of Delaware on April 5, l995, that will manufacture and directly market the DECAFFOMATIC technology and products in North America. On September 20, 1996, DPI entered into a Manufacturing and Distribution Agreement with NEWCO Enterprises, Inc. ("NEWCO"), of St. Charles, Missouri to manufacture a coffee brew basket, incorporating the decaffeination technology, for DPI's sales to the institutional coffee maker marketplace in North America (the "NEWCO Agreement"). Under the NEWCO Agreement, NEWCO was granted the exclusive right to market and distribute the products incorporating the Company's decaffeination technology to the so-called "office coffee supply" market segment in North America for a period of three years. Over the past four months, the Company has been working with NEWCO to develop, design and test working models, and assist in the design of moulds for the production of the decaffeination device. Although there are no assurance, it is anticipated that sales under the NEWCO Agreement will occur in 1997. See "Business -Marketing and - Manufacturing."


     On September 20, 1996, the Company entered into a Marketing Agreement with Hughes, Edwards & Price, Inc. ("Hughes"), of Traverse City, Michigan, wherein Hughes was appointed the exclusive representative to market the Company's decaffeination technology and products to the institutional coffee maker marketplace, such as restaurants and hotels, in North America for a period of three years (the "Hughes Marketing Agreement"). In exchange, Hughes agreed to sell or purchase a minimum of $3 million worth of units the first year, $5 million worth of units the second year and $7 million worth of units the third year from the Company. Although there can be no assurance, sales under the Hughes Marketing Agreement are anticipated to occur in 1997. All of the units to be sold by the Company to Hughes or its customers will be manufactured by NEWCO. NEWCO has also agreed to purchase a minimum of 25,000 units the first year, 50,000 units the second year and 100,000 units the third year of the NEWCO Agreement of the DECAFFOMATIC device for sales to the "office coffee supply" market. Although there can be no assurances, the Company intends to license the DECAFFOMATIC technology to another unrelated company for manufacture, marketing and distribution in the rest of the world. See "Business -Marketing."

     In December 1995, the Company formally established another subsidiary, BioElectric Separation and Testing, Inc. ("BEST"), a Delaware corporation, to further conduct research and development on the PLASMA PURE and all related medical applications of the Company's core electrostatic separation technology. The Company has only considered limited early stage basic research with respect to the PLASMA PURE electrostatic separation technology and will need to expand an estimated $.5 to $1 million over the next 18 months in order to conduct the necessary clinical trials and research to submit the PLASMA PURE for approval by the United States Food and Drug Administration ("FDA"). The PLASMA PURE has not been submitted to the FDA for approval and, if submitted, there is no assurance that it will be approved. Given the limited funds available to the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Company and consequent delays in conducting the necessary research and testing, the PLASMA PURE will not likely be submitted to the FDA, if at all after considering further research results, until at least 1998. See "Risk Factors Research and Development; Government Regulation;" "Business - Research and Development."

     On September 20, 1996, the Company entered into a stock purchase agreement and a separate media purchase agreement ("Media Purchase Agreement") to sell an aggregate of 2,272,728 shares of its common stock, par value $.001, to two purchasers. Hampton Tech Partners II, LLC, a Colorado limited liability company ("HTP-II") which purchased 1,136,364 shares under the Stock Purchase Agreement, and Proxhill Marketing, Ltd., a private media and advertising company based in Colorado ("PML"), which received 1,136,364 shares under the Media Purchase Agreement. The closings under the agreements occurred in November and December 1996, under the Media Purchase Agreement the sales price was $1.32 per share and gross proceeds and prepaid media credits received by the Company were $3,000,000. The proceeds were paid $1,500,000 in cash by HTP-II under the Stock Purchase Agreement and $1,500,000 in media credits to be used at the Company's direction by PML. The Company intends to use the media credits during the next 18 months to market its DECAFFOMATIC products under the Stock Purchase Agreement. In both stock sales, the purchasers HTP-II and PML were granted certain registration rights, and accordingly 2,272,728 of the shares being offered herein are being registered for HTP-II and PML as Selling Shareholders.

     HTP-II and PML, the holders of 2,460,228 of the Shares in the aggregate being registered hereunder, have agreed to contractually have the Shares restricted on sale under a "lock-up" arrangement contained in the HTP-II Stock Purchase Agreement and the PML Media Purchase Agreement (the "Lock-Up Agreements"). Under the Lock-Up Agreements, one-third (1/3) of the Shares will be released at any time after the effective date of the Registration Statement. After the release of the initial one-third of the Shares, the remaining two-thirds (2/3) of the Shares shall be locked-up and not sold until July 15, 1997. During the "lock-up" period, after this Prospectus has become effective, HTP-II shall have the right to distribute the Shares to its respective shareholder-members, provided that each shareholder-member shall be individually subject to the "lock-up" time periods. After the respective "lock-up" has expired, each holder, including the various shareholder-members of HTP-II, shall only sell Shares at the same rate as permitted under Rule 144.

     The Company was originally formed in 1986 under the laws of the State of Nevada. In 1987 the Company changed its corporate domicile from Nevada to Massachusetts since the corporate operations were located in Massachusetts, which was accomplished through action by the shareholders and the Board of Directors in 1987. The Company's name at that time was IMSCO, Inc. In July 1996, the Company was reincorporated in Delaware as IMSCO Technologies, Inc. In order to effectuate this change, the Company proposed the implementation of the following plan. In May 1996, the Company filed a Certificate of Incorporation in Delaware incorporating a new wholly-owned subsidiary, IMSCO Technologies, Inc. The Board of Directors of the Company at a meeting held in May 1996 voted, subject to the adoption by the stockholders, to merge into its wholly-owned subsidiary, IMSCO Technologies, Inc., a Delaware corporation. On July 9, 1996, the stockholders of IMSCO, Inc., voted to approve the change of corporate domicile from Massachusetts to Delaware. Therefore, on July 18, 1996, there remained one surviving corporation and the name of this surviving corporation became IMSCO Technologies, Inc. As of the effective date of the merger, each stockholder of the Company held one share of common stock, par value $.001 per share, of IMSCO Technologies, Inc. for each one share of common stock, par value $.001 per share, of IMSCO, Inc. previously held by him. Unless the context otherwise requires, "IMSCO" and the "Company" refer to IMSCO Technologies, Inc., a Delaware corporation.

     The Company's principal business address is 40 Bayfield Drive, North Andover, Massachusetts 01845 and its telephone number is (508) 689-2080.

Risk Factors

     The shares of Common Stock offered hereby involve a high degree of risk, including but not limited to the Company's history of operating losses and accumulated deficit; early stage of product commercialization; dependence on new products and technologies; uncertainty of market acceptance of its products; uncertainty of results of research and no clinical trials for PLASMA PURE; dependence on limited marketing partners; potential adverse effect of competition and technological change; no manufacturing experience; dependence on patents, trade secrets and proprietary rights; effects of FDA and other government regulation; effects of international sales; future capital needs and uncertainty of additional financing; dependence upon key personnel; product liability exposure and potential unavailability of insurance; control by existing stockholders; anti-takeover provisions; most of proceeds going to Selling Shareholders; limited prior public market for the Common Stock; volatility of the Common Stock price; substantial number of shares eligible for future sale; substantial registration rights; potential adverse impact on future market price from sales of shares; adverse impact from potential release of shares to lock-up; absence of dividends, and dilution to investors. See "Risk Factors" for a more complete discussion of risk factors which should be considered by potential investors.

The Offering

Securities Offered..............        3,429,772  shares  of  Common  Stock, of
                                        which   2,572,727   will be  issued  and
                                        outstanding   on  the   effective   date
                                        hereof,   242,272  are   issuable   upon
                                        exercise  of the  Class  A  Warrants  at
                                        $1.45 per share,  150,000  are  issuable
                                        upon  exercise  of the Class B  Warrants
                                        exercisable  at $1.50 per share,  50,000
                                        are issuable  upon exercise of the Class
                                        C  Warrants  exercisable  at $2.875  per
                                        share,  and  127,272 are  issuable  upon
                                        exercise   of  the   Class  D   Warrants
                                        exercisable  at  $1.32  per  share.  See
                                        "Description of Securities."

Common Stock....................        The  Company  has  15,000,000  shares of
                                        Common   Stock   authorized   of   which
                                        approximately  6,167,424  are issued and
                                        outstanding  as of the date hereof.  See
                                        "Risk    Factors",    "Dilution",    and
                                        "Description of Securities."

Common Stock to be
Outstanding
after Offering..................        6,167,424   shares  of   Common   Stock,
                                        excluding the 569,544 shares that may be issued upon exercise of the Warrants.

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                                        2

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OTC Bulletin
Board Symbol....................        IMSO
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                                        3

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                          SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto. The Company is in the development stage and has not had operating revenue or income for any period from January 1, 1993, to the date of this Prospectus.

                                                      Years ended December 31
                                                   ----------------------------
                                                       1996             1995
                                                   -----------      -----------
Statement of Operations Data:
  Revenue                                          $     3,022      $     3,070
  Operating Expenses                                   757,824          408,700
  Operating Income (Loss)                             (762,302)        (405,630)
  Net Income (Loss)                                   (762,758)        (406,630)
  Let (Loss) per Share                             ($      .23)     ($      .14)
  Weighted average shares Outstanding                3,274,954        2,899,790


                                                      Years ended December 31
                                                   ----------------------------
                                                       1996             1995
                                                   -----------      -----------
Balance Sheet Data:
  Cash                                             $   450,880      $     8,634
  Current Assets                                     2,150,880            8,634
  Total assets                                       2,251,944           12,980
  Total liabilities                                     77,883           63,343
  Accumulated deficit
    during development stage                        (1,989,212)      (1,226,454)
  Total stockholders' equity (deficit)               2,174,061          (50,363)

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                                        4

                                  RISK FACTORS


     The securities offered hereby involve a high degree of risk, including, but not limited to, the several factors described below. These securities should be purchased only by persons who can afford a loss of their entire investment. Investors should consider carefully the following risk factors inherent in and affecting the business of the Company and this offering in evaluating an investment in the securities offered hereby. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Section 21 E of the Securities Exchange Act of 1934, as amended, or subsequent expansions or replacements of such sections, including information with respect tothe Company's plans and strategy for its business. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "estimates",
"feels", "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause actual events or the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, without limitation, those set forth below under the caption "Prospectus Summary", "Risk Factors", "Business" and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this Prospectus.

Development Stage Company - History of Operating Losses and Accumulated Deficit.

     The Company is in the development stage and its operations are subject to all the problems, expenses, delays and other risks inherent in the establishment of a new business enterprise, as well as the problems inherent in developing and marketing a new product/service and in establishing a name and business reputation. The likelihood of the success of the Company must also be considered in connection with the rapidly and continually changing technology and the competitive environment in which the Company will operate. There can be no assurance that the Company's operations will result in its becoming or remaining economically viable. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by any company in a developmental stage, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated regulatory compliance, marketing problems and intense competition that may exceed current estimates. The Company has had no revenues from operations to date and, because it is just beginning to enter the commercial stage, it will likely sustain operating losses for an indeterminate time period. The Company has incurred net losses in each year since inception, including net losses of approximately $762,758 during the year ended December 31, 1996. As of December 31, 1996, the Company had an accumulated deficit from the development stage of approximately $1,989,212. These losses have resulted primarily from expenses associated with the Company's research and development activities and general administrative expenses. The Company anticipates that its expenses will increase in the future. The amount of future expenses, corresponding further potential net losses and time required by the Company to reach profitability, if ever, are uncertain. The Company's ability to generate significant revenue and become profitable is dependent in large part on its commercializing the Company's lead product, the DECAFFOMATIC, expanding its manufacturing contracts with third party manufacturers, entering into additional marketing agreements and the ability of its marketing contractors to commercialize successfully products incorporating the Company's technologies. There can be no assurance that the operations of the Company will generate significant revenue or will ever be profitable.


Going Concern Qualification in Independent Auditor's Report


     The report by the Company's independent auditors included in this Prospectus contains an explanatory paragraph regarding the Company's ability to continue as a going concern. Such report states that the Company incurred a loss of $762,758 for the fiscal year 1996 and has incurred continuing losses from development stage operations. The continuing losses raise substantial doubt about the Company's ability to continue as a going concern. In the opinion of management, existing funding without any revenues will be sufficient to fund the Company's operating expenses and capital requirements for at least the next six months.


Future Capital Requirements; Uncertainty of Future Funding.


     IMSCO'S operations to date have consumed substantial amounts of cash. As the Company continues its research and development of its electrostatic technologies in various areas, it expects to continue spending substantial amounts over the foreseeable future. The Company anticipates that its existing capital resources will be adequate to satisfy its current capital requirements for at least the next 6 months. Thereafter, the Company will need to raise substantial additional funds through equity or debt financings, or sale or licensing of its technology and products. There can be no assurance that any such additional funding will be available to the Company or that the Company will have sales of its products. In the event the Company has insufficient working capital, and is unable to locate additional capital on acceptable terms, the Company may be required to curtail its operations substantially, including its research and development activities, and consequently purchasers of the Shares may suffer significant or complete economic loss of their investment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Early Stage of Product Commercialization; Technological Uncertainties.


     The Company is in the development stage, and has only recently begun to enter the early stage of product commercialization with its DECAFFOMATIC products. The development of any products will require significant further research, development, testing and regulatory approvals and additional investment prior to commercialization. Substantially all of the Company's resources have been, and for the foreseeable future will continue to be, dedicated to the discovery, development and commercialization of electrostatic separation technologies, most of which are still in the early stages of development and testing. While the Company believes that the development of the DECAFFOMATIC technology is substantially complete and plans are being made to introduce the DECAFFOMATIC product to the market in 1997, there are a number of challenges that the Company must successfully address to complete any of its development efforts. With respect to PLASMA PURE, although the results of initial basic research by the Company and/or its collaborators was positive, it may be inconclusive and may not be indicative of results that will be obtained in human clinical trials. As results of particular preclinical studies and clinical trials are received by the Company, the Company may abandon projects such as PLASMA PURE, which it might otherwise have believed to be promising, some of which may be described in this Prospectus. The Company presently is pursuing product opportunities that will require extensive additional capital investment, research, development, testing, regulatory clearance or approvals prior to commercialization. There can be no assurance that the Company's development programs will have necessary capital funding, will be successfully completed, or that required regulatory clearance or approvals will be obtained on a timely basis, if at all.


     In addition, the product development programs conducted by the Company and its collaborators are subject to risks of failure inherent in the development of product candidates based on new technologies. These risks include the possibility that the technologies used by the Company will prove to be ineffective or any or all of the Company's products or technologies needing FDA clearance will prove to be unsafe or toxic or otherwise fail to receive necessary regulatory approvals; that the product candidates, if safe and effective, will be difficult to manufacture on a large scale or uneconomical to market; that the proprietary rights of third parties will preclude the Company or its collaborators from marketing products utilizing the Company's technologies; or that third parties will market superior or equivalent products. There can be no assurance that any medical products being developed by the Company or others will be successfully developed or commercially accepted. Accordingly, there can be no assurance that the Company's research and development activities will result in any commercially viable products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business - "Research and Development" and "- Competition."


Government Regulations.

     The production and marketing of some of the Company's products, including the PLASMA PURE, are subject to regulation for safety and efficacy by numerous federal, state and local agencies, and comparable agencies in foreign countries. In the United States, the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, the Controlled Substances Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labelling, storage, recordkeeping, approval, advertising and promotion of the Company's proposed products and technologies. Non-compliance with applicable requirements can result in fines and other judicially imposed sanctions including the initiation of product seizures, injunction actions, mandatory recalls and criminal prosecutions based on products, promotional practices, or manufacturing practices that violate statutory requirements. In addition, administrative remedies can involve voluntary recalls or cessation of sale of products, administrative detention, public notice, voluntary changes in labeling, manufacturing or promotional practices, as well as the refusal of the government to enter into supply contracts or to approve NDAs. The FDA also has the authority to withdraw approval of instruments and devices in accordance with statutory procedures.

     The Company's PLASMA PURE system will be considered a medical device. As such, the FDA would require the Company to obtain either a premarket notification clearance under Section 510(k) of the Federal, Food, Drug, and Cosmetic Act ("510(k)"), or an approved premarket application ("PMA") prior to sales and marketing of the device in the United States. The 510(k) premarket notification may be obtained if the medical device manufacturer can establish that the newly developed product is substantially equivalent to another legally marketed device. The FDA may also require clinical data or other evidence of safety and effectiveness.

     If the manufacturer cannot establish equivalence or if the FDA determines that the device requires more extensive review, the FDA will require the submission of PMA. The PMA must contain nonclinical and clinical investigation results, a description of the methods, facilities and controls used for manufacturing, and the proposed labeling for the device. The Company must receive FDA approval for trials to test the PLASMA PURE device. FDA review of a PMA would take at least six months following submission of Phase III test results, and may take longer. (See "Business -- Government Regulation" for details on the various phases) It is currently estimated by the Company that with adequate funding, it would take approximately two years to receive FDA clearance. No assurance can be given that approval of the PLASMA PURE PMA would be granted.

     Whether or not FDA approval has been obtained, approval of a product by comparable regulatory authorities must be obtained in any foreign country prior to the commencement of marketing of the product in that country. The approval procedure varies from country to country, can involve additional testing, and the time required may differ from that required for FDA approval. Although some procedures for unified filings exist for certain European countries, in general each country has its own procedures and requirements, many of which are time consuming and expensive. Thus, substantial delays in obtaining required approvals from both the FDA and foreign regulatory authorities can result after the relevant applications are filed. After such approvals are obtained, further delays may be encountered before the products become commercially available.

     The Company has not prepared or filed any applications with the FDA or any governmental authority for approval of the PLASMA PURE device or any related product. No assurance can be given that any required FDA or other governmental approval will be granted, or if granted, will not be withdrawn. Governmental regulation may prevent or substantially delay the marketing of the Company's proposed products, cause the Company to undertake costly procedures and furnish a competitive advantage to the more substantially capitalized companies with which the Company plans to compete. In addition, the extent of potentially adverse government regulations which might arise from future administrative action or legislation cannot be predicted.

Competition.

     The Company competes with numerous firms, many of which are large, multi-national organizations with worldwide distribution. These firms have substantially greater capital resources, research and development and technical staffs, facilities and experience in obtaining regulatory approvals, as well as in the manufacturing, marketing and distribution of products, than the Company. Academic institutions, hospitals, governmental agencies and other public and private research organizations are also conducting research and seeking patent protection and may develop competing products or technologies on their own or through joint ventures or other arrangements. In addition, recently developed technologies or technologies that may be developed in the future are or could be the basis for competitive products. No assurance can be given that the Company's competitors will not succeed in developing technologies and products that are more effective or less costly than any that are being developed by the Company.

     The Company expects products approved for sale, if any, to compete primarily on the basis of product uniqueness, efficacy, safety, reliability, price and patent position. The Company's competitive position will also depend on its ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, implement production and marketing plans, obtain patent protection and secure adequate capital resources. See "Business - Competition."

Uncertainty of Market Acceptance.

     The Company has only recently commenced limited marketing activities. Achieving market acceptance for the Company's products will require substantial marketing efforts and the expenditure of significant funds. There can be no assurance that the Company and its marketing contractors and partners will be able to commercialize successfully or achieve market acceptance of the Company's products and technologies. There is no assurance that the Company will be able to create a successful marketing program, or that the Company's products can be sold in a manner that will permit the Company to achieve long range profitability. Further, there can be no assurance that the Company's competitors will not develop competing technologies that are less expensive or otherwise superior to the products of the Company. The failure to market successfully the Company's products would have a material adverse effect on the Company's results of operations and financial conditions.

Dependence on Marketing Partners.

     The Company has limited experience in sales, marketing and distribution. Therefore, the Company's strategy for commercialization of its products includes entering into agreements with other companies to market current and certain future products incorporating the Company's technology. To date, the Company has entered into two such agreements with Hughes and NEWCO. There can be no assurance that the Company will be able to enter into additional marketing agreements on terms favorable to the Company, if at all, or that current or future agreements will ultimately be beneficial to the Company.

     The Company is dependent for product sales revenues upon the success of such third party marketing partners in performing their responsibilities. The amount and timing of resources which may be devoted to the performance of their contractual responsibilities by its marketing partners are not within the control of the Company. There can be no assurance that such marketing partners will perform their obligations as expected, pay any additional revenue or license fees beyond the stated minimums to the Company or market any products under the marketing agreements, or that the Company will derive any revenue from such arrangements. Moreover, certain of the agreements provide for termination under certain circumstances. There can be no assurance that the interests of the Company will continue to coincide with those of its marketing partners or that the marketing partners will not develop independently or with third parties products which could compete with the Company's products, or that disagreements over rights or technology or other proprietary interests will not occur. To the extent that the Company chooses not to or is unable to enter into future agreements, it would experience increased capital requirements to undertake the marketing or sale of its current and future products. There can be no assurance that the Company will be able to market or sell its current or future products independently in the absence of such agreements. Additionally , although Hughes and NEWCO have respectively agreed under the Hughes Marketing Agreement and NEWCO Agreement, to certain minimum purchases of the DECAFFOMATIC products, in the event that Hughes or NEWCO purchase less than the required minimum the Company's primarily legal remedy is to cancel the respective Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Marketing."


Lack of Manufacturing and Sales and Marketing Experience

     The Company has no experience in, and currently lacks the resources and capability to, manufacture any of its proposed products on a commercial basis. Initially, the Company anticipates that it will be dependent to a significant extent on third party contract manufacturers or other entities for commercial scale manufacturing of its products. Although it has no plans or intentions of doing so, in the event the Company decides to establish a commercial scale manufacturing facility, the Company will require substantial additional funds and personnel and will be required to comply with extensive regulations applicable to such facility. There can be no assurance that the Company will be able to develop adequate commercial manufacturing capabilities either on its own or through third parties. In addition, the Company does not anticipate establishing its own sales and marketing capabilities in the foreseeable future. There can be no assurance that the Company will be able to develop adequate marketing capabilities either on its own or through third parties. See "Business
- Manufacturing; - Marketing."


Possible Product Obsolescence.

     The Company expects technological developments to continue at a rapid pace in the electrostatic separation industries, and there can be no assurance that technological developments will not cause the Company's technology to be rendered obsolete. The Company's future success, if any, will be dependent upon its ability to remain competitive with others involved in the development, manufacture and marketing of similar products and technologies through its continued capability to design high quality products in a cost efficient and timely manner, of which there can be no assurance. See "Business."

No  Assurance  as  to  Protection  of  Intellectual   Property;   Dependence  on
Intellectual Property.

     The Company's success depends in large part on whether it can obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties.

     Patents have been granted to the Company for both method and devise in the technology for the separation of caffeine from a brewed beverage. No other patents have, as yet, been issued but it is expected that patents will be issued. The Company believes that patent protection of its technologies, processes and products is very important to its future operations. The success of the Company's proposed products may significantly depend upon the Company's ability to obtain patent protection. No assurance can be given that any additional patents will be issued or if issued that they will have commercial value to the Company. When a patent is granted, the cost of enforcing the Company's patent rights in lawsuits, if necessary, may be significant and could interfere with the Company's operations.

     Although the Company intends to file additional patent applications as management believes appropriate with respect to any new products or technological developments, no assurance can be given that any additional patents will be issued, or if issued, that they will be of commercial benefit to the Company. In addition, to anticipate the breadth or degree of protection that any such patents may afford is impossible. To the extent that the Company relies on unpatented proprietary technology, no assurance can be given that others will not independently develop or obtain substantially equivalent or superior technology or otherwise gain access to the Company's trade secrets, that any obligation of confidentiality will be honored or that the Company will be able to effectively protect its rights to proprietary technology. Further, no assurance can be given that any products developed by the Company will not infringe patents held by third parties or that, in such case, licenses from such third parties would be available on commercially acceptable terms, if at all. The Company's ability to compete effectively with other companies will depend, in part, on its ability to maintain the proprietary nature of its technologies. The Company intends to market its products internationally, and the laws of some foreign countries may not protect the Company's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's competitors will not independently develop comparable or superior technologies. See "Business - Patents and License Rights."

Dependence Upon Key Management Personnel.

     The success of the Company is substantially dependent upon existing management. The Company considers Mr. Berg, Mr. Crose and Dr. Waldman to be key executives. The loss of the services of Mr. Berg, Mr. Crose or Dr. Waldman, as well as other key personnel, or any inability to attract and retain qualified personnel to replace them in the event of their leaving the Company for any reason, may adversely affect the Company's business. The Company has not applied for key man life insurance on the lives of Mr. Berg, Mr. Crose or Dr. Waldman and does not intend to. Because of the nature of its business, the Company will be dependent upon its ability to attract and retain technological qualified personnel, including competition from companies with substantially greater resources than the Company. There is no assurance that the Company will successfully recruit or retain personnel of the requisite expertise or in adequate numbers to enable it to conduct its business as proposed.
See "Management."

Rapid Technological Change.

     The market for biotechnology products has been characterized by rapid technological change, frequent product introductions and evolving industry requirements. The Company believes that these trends will continue into the foreseeable future. The Company's success will depend, among other matters, upon its ability to enhance its existing products and to successfully develop new products that meet increasing customer requirements and gain market acceptance. Achieving these goals will require continued substantial investment by the Company in product development and marketing. There can be no assurance that the Company will have sufficient resources to make these investments, that the Company will be successful in developing product enhancements or new products on a timely basis, if at all, or that the Company will be able to successfully market these enhancements and new products once developed. Further, there can be no assurance that the Company's products will not be rendered obsolete by new industry standards or changing technology.

Products Liability and Other Claims.


     The Company may be subject to substantial products liability costs if claims arise out of problems associated with the products by the Company. The Company currently has no product liability insurance; however, if product liability insurance were to become available to the Company, it is anticipated to be very expensive. Consequently, there can be no assurance that the Company could afford such insurance, if available at all. The Company will seek to maintain products liability coverage for the benefit of the Company to protect the Company against such liabilities, but there can be no assurance that such arrangements can be made, or if made, will be effective to insulate the assets of the Company from such claims. The Company will attempt to maintain insurance against such contingencies, in scope and amount which it believes to be adequate. However, there can be no assurance that such product liability insurance will be available, or if available, that it will adequately insure against such claim. If such insurance is not obtained and maintained at sufficient levels, or if any product liability claim were brought against the Company and were sustained for a sufficient amount, it could have a material adverse affect on the business or financial condition of the Company.


Limited Prior Market for the Common Stock.

     There has only been a limited public market for the shares of the Company on the OTC Bulletin Board. There is no assurance that an active public market for the Common Stock will develop in the United States at any time in the future. At April 21, 1997 the Company had approximately 6,167,424 shares outstanding. Of these shares, approximately 4,987,442 outstanding shares, including the 2,860,228 outstanding shares being registered in this Prospectus, will be freely tradable without restriction. As long as there is a limited public market for the Company's Common Stock, the placement of a significant number of shares for sale in the market at any one time could be difficult to achieve at then current market prices, and could cause a material decline in the price of the Common Stock.

Volatility of Stock Price.

     The market price of the shares of Common Stock, like that of the common stock of many other technology companies, has been and is likely to be highly volatile. Factors such as the results of clinical trials by the Company or its competitors, other evidence of the safety or efficacy of the Company's or competitors products, announcements of technological innovations or new commercial products by the Company or its competitors, government regulation, developments in patent or other proprietary rights of the Company or its competitors, fluctuations in the Company's operating results, sales of large amounts of stock by shareholders, and limited, undercapitalized and less experienced market makers are among the many reasons which could have a significant effect on the market price of the Common Stock. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market price of many technology and biotechnology companies. See "Capitalization"and "Dilution".

Management of Changing Business.

     The Company is a development stage company which has primarily devoted its activities to research and development. As the Company begins to emerge from the development phase to a commercial operations place, given the level of technical and marketing expertise necessary to support its anticipated new products and customers, the Company must attract and retain highly qualified and well-trained personnel. There are a limited number of persons with the requisite skills to serve in these positions, and it may become increasingly difficult for the Company to hire such personnel. The Company's emergence from the development phase may also significantly strain the Company's management, financial and other resources. The Company believes that improvements in management and operational controls and operations, financial and management information systems will be needed to manage future emergence from the development and commercial operating phase, should it occur. The failure to implement such changes could have a material adverse effect upon the Company. See "Management."

Products Reliability.

     Most applications incorporating the Company's technologies are being developed or have only begun to be introduced to the market. As a result of the limited period of use and the controlled environment in which most of the Company's technologies have been tested and used to date, there can be no assurance that they will meet their performance specifications under all conditions or for all applications. If any of the Company's technologies fail to meet such expectations, the Company may be required to enhance or improve that technology, and there can be no assurance that the Company would be able to do so on a timely basis, if at all. Any significant reliability problems could have a material adverse effect on the Company's business and prospects.

General Economic Conditions

     The operations of the Company are subject to general economic conditions, particularly relating to consumer spending and credit card payment practices. The risks would include any potential restrictions imposed by governmental authorities, changes in federal, state, or local tax laws applicable to the Company, availability of skilled labor, availability of capital for future needs, consumer purchasing habits and trends, etc. The Company may not have sufficient capitalization to survive lack of market acceptance and economic exigencies in general.

Potential Issuance of Additional Shares.


     The Company is currently authorized to issue up to a total of 15,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). There are currently approximately 6,167,424 shares of Common Stock outstanding, and stock options and warrants outstanding to acquire an additional 1,055,773 shares of Common Stock.


     The Company's Board of Directors is authorized, without stockholder approval, to issue Preferred Stock in one or more series and to fix the voting powers and the designations, preferences and relative, participating, optional or other rights and restrictions thereof. Accordingly, the Company may further issue a series of Preferred Stock in the future that will have preference over the Common Stock with respect to the payment of dividends and proceeds from the Company's liquidation, dissolution or winding up or have voting or conversion rights which could adversely affect the voting power and percentage ownership of the holders of the Common Stock. The Company currently has no plans, commitments, arrangements or understandings to issue any Preferred Stock. See "Description of Securities -Preferred Stock."

Shares Eligible for Future Sale; Potential Adverse Impact on Market Price From Sales of Shares.


     Sales of substantial amounts of Common Stock in the public market by Selling Shareholders after this Prospectus becomes effective could adversely affect the market price of the Common Stock and adversely affect the Company's ability to raise capital at a time and on terms favorable to the Company. Although the Company has approximately seven broker-dealers that are making a market in its common stock as of the date hereof, the Company shares are thinly traded on a limited basis. Consequently, if substantial amounts of Common Stock are sold into the public market by Selling Shareholders, the prevailing market price may be adversely affected. Upon the consummation of this offering based on the shares outstanding on April 21, 1997, the Company will have 6,167,424 shares of Common Stock outstanding. Of these shares, approximately 4,987,422 shares, including the 2,572,727 outstanding shares being registered in this Prospectus, excluding the 569,544 shares issuable upon exercise of the Warrants will be freely tradable without restriction or further registration under the Securities Act, except for any shares held by an "affiliate" of the Company (as defined in the Securities Act and the rules and regulations thereunder) which will be subject to the limitations of Rule 144 and the approximately 1,513,636 shares which are subject to the Lock-Up Agreement until July 15, 1997. All of the remaining 1,105,002 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering. Approximately 790,000 such shares are currently eligible for sale under Rule 144.


     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person (or persons whose shares are aggregated under the terms of Rule 144), including an affiliate of the Company, who has owned restricted shares of Common Stock beneficially for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale, as reported by all national securities exchanges on which the Common Stock is traded and/or the automated quotation system of a registered securities association, or an approved consolidated transaction reporting system. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market prices prevailing from time to time.

Current  Prospectus  and  State  Blue  Sky  Registration  Required  to  Exercise
Warrants.

     The Warrants are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. Although the Company will attempt to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there is no assurance that it will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside.

     In such event, the Company will be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and holders of the Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities -- Warrants."

Risks of Low Priced Securities.


     If the price per share of the Company's common stock is below $5.00, then unless the Company satisfied certain net asset tests, the Company's securities would become subject to certain "penny stock" rules promulgated by the Commission.

     The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Based on the Company's most recent financial statement for the year ended December 31, 1996, although there can be no assurance, the Company believes as of December 31, 1996 it is excluded from the definition of a "penny stock" based on its net tangible current assets being over $2 million. There can be no assurance that the Company has or will not drop below this $2 million exception to the "penny stock" rules since that date. If the Common Stock becomes subject to the penny stock rules, owners of the Company's common stock may find it more difficult to sell their shares.


Risks Associated with Forward-Looking Statements Included in this Prospectus.

     This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to the development of the Company's electrostatic separation products. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of the Company's strategy and assumptions that the Company's electrostatic separation products will be successfully developed and that there will be no unanticipated material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, particularly in view of the Company's early stage operations, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. See "Price Range of Common Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operation," "Description of Securities" and "Shares Eligible for Future Sale."


Dilution.

     There will be immediate and very substantial dilution to the purchasers of the shares issued in connection with the exercise of the Warrants because the tangible book value per share of Common Stock outstanding upon completion of the Offering is substantially less than the offering price or price at which the Warrants are convertible into Common Stock.

Anti-takeover Provisions.

     Certain provisions of Delaware law, the Certificate of Incorporation and the Company's By-laws, as amended (the "By-laws"), could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. These provisions and the prohibition against certain business combinations could have the effect of delaying, deferring or preventing a change in control or the removal of existing management of the Company. See "Description of Securities."

Absence of Dividends.

     The Company has never declared or paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business. See "Dividend Policy."

     FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THOSE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

                                 USE OF PROCEEDS

     The net proceeds of the Offering to be received by the Company upon exercise of all of the Warrants, after payment of an estimated $54,000 of offering costs and expenses, are estimated to be $798,044, which amount will be used for working capital by the Company. Except for the proceeds upon exercise of the Warrants, the Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. The proceeds from the sale of all of the remaining 2,860,228 shares and the differential, if any, between the exercise price of the various Warrants and the market price of the common stock issuable upon exercise of the Warrants will go to the Selling Shareholders. See "Selling Shareholders."

                           PRICE RANGE OF COMMON STOCK

     The Company's Common Stock has been quoted in the OTC Bulletin Board under the symbol "IMSO" since November 1994. The Company's predecessor closed an initial public offering of its Common Stock in 1986. The following table sets forth the high and low closing quotations for the Common Stock, as reported by NASDAQ for each fiscal quarterly period since November 1994. The quotations as reported reflect inter-dealer quotations without retail markup, markdown or commission and do not necessarily represent actual transactions.

                                                           High         Low
                                                           ----        ----
     November 1994 - December 31, 1994                     1.00        1.00
     January 1, 1995 - March 31, 1995                      2.00        1.00
     April 1, 1995 - June 30, 1995                         2.00        1.50
     July 1, 1995 - September 30, 1995                     2.00        1.25
     October 1, 1995 - December 31, 1995                   2.00        1.25
     January 1, 1996 - March 31, 1996                      2.50        1.25
     April 1, 1996 - June 30, 1996                         3.25        1.25
     July 1, 1996 - September 30, 1996                     3.87        2.25
     October 1, 1996 - December 31, 1996                   3.25        2.50
     January 1, 1997 - March 31, 1997                      2.875       1.625


     No dividends have been declared on the Common Stock since the inception of the Company in 1986 and the Company does not anticipate paying any cash dividends in the foreseeable future. On April 21, 1997, the Company had approximately 258 holders of record and believes that it had in excess of 300 beneficial owners, and the closing "bid" price of its Common Stock on April 21, 1997 was $2.625 as reported on the OTC Bulletin Board. A number of shares are held of record by brokerage and other institutional firms for their customers.

                                 CAPITALIZATION

     The following table sets forth the audited capitalization of the Company as of December 31, 1996. This table should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements, including the notes thereto, included elsewhere in this Prospectus.

                                                                 Actual
                                                            December 31, l996
                                                            -----------------
     Common Stock,
       $.001 par value 15,000,000 shares
       authorized 6,092,424 shares issued
       and outstanding (1)                                     $     6,092

     Additional
     Paid in Capital                                           $ 4,778,089

     Accumulated Deficit                                        (2,610,120)

     Total Stockholders' Equity                                $ 2,174,061
                                                               -----------

     Total Liabilities and
       Stockholders' Equity                                    $ 2,251,944

----------

(1) Excludes any of the 569,544 shares of underlying common stock being registered under this Prospectus and issuable upon exercise of the Warrants; 116,000 shares of Common Stock issuable under other Warrants outstanding for the exercise price of $.90 per share.


                         SELECTED FINANCIAL DATA

     The selected financial data set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. Such information is qualified in its entirety and should be read in conjunction with such financial statements, including the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company is in the development stage and has no had operating income during the period from January 1, 1993, to the date of this Prospectus.

                                                      Years ended December 31
                                                   ----------------------------
                                                       1996             1995
                                                   -----------      -----------
Statement of Operations Data:
  Revenue                                          $     3,022      $     3,070
  Operating Expenses                                   757,824          408,700
  Operating Income (Loss)                             (762,302)        (405,630)
  Net Income (Loss)                                   (762,758)        (406,630)
  Let (Loss) per Share                             ($      .23)     ($      .14)
  Weighted average shares Outstanding                3,274,954        2,899,790


                                                      Years ended December 31
                                                   ----------------------------
                                                       1996             1995
                                                   -----------      -----------
Balance Sheet Data:
  Cash                                             $   450,880      $     8,634
  Current Assets                                     2,150,880            8,634
  Total assets                                       2,251,944           12,980
  Total liabilities                                     77,883           63,343
  Accumulated deficit
    during development stage                        (1,989,212)      (1,226,454)
  Total stockholders' equity (deficit)               2,174,061          (50,363)

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


Overview

     Since entering the development phase in July, 1992, the Company has devoted substantially all of its resources to the research and development of its products and technology and general and administrative expenses. Since entering the development stage in July, 1992, the Company has not generated any revenue from product sales, but has an accumulated deficit of $2,610,120 at December 31, 1996.

     The Company has not been profitable since inception. The Company's losses incurred since inception have resulted principally from expenditures under its research and development programs, and the Company expects to incur significant operating costs and possible losses therefrom over the next several years due primarily to expanded research and development efforts in the PLASMA PURE area and related medical products, preclinical and clinical testing of its product candidates and the performance of commercialization activities. There can be no assurance of when and whether the Company will generate significant revenues or become profitable on a sustained basis, if at all. Although the Company believes it has substantially completed the research and development of its decaffeination technology and is anticipating sales thereof to commence in the first half of 1997, the Company's results of operations may vary significantly from quarter to quarter due to timing of payments and other factors.


     Statements included in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" Section, and in other sections of this Prospectus, including, without limitation the Sections entitled "Business", "Summary of the Offering" and "Risk Factors", and in prior and future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive which are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The important factors presented under the section entitled "Risk Factors", among others, in some cases have affected and in the future could affect the Company's actual results and could cause the Company's actual financial and operating performance to differ materially from that expressed in any expressed in any forward-looking statement. The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this report.


RESULTS OF OPERATIONS

Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

     Net losses increased from $406,086 for the year ended December 31, 1995 to $762,758 for the year ending December 31, 1996, a 149% increase. The Company had no revenues or operating income for years ended December 31, 1995 and December 31, 1996 from continuing operations. For the year ended December 31, 1995, the Company earned $3,070 in interest on its interest bearing investment account. $3,022 in interest was earned for the comparable period in 1996.


     Total operating expenses were $408,700 for 1995 in comparison to $757,824 for 1996, an increase of 85%. The increase in these costs from 1995 to 1996 was primarily due to increased outside consultants' fees, higher costs under research agreements with outside institutions, and more staffing and wages and salaries for research and development being performed in 1996 than those incurred in 1995 as the Company continues further product research, development and refinement on its Decaffomatic and other separation technologies. All research and development costs were expensed currently in the year incurred, rather than capitalized. This resulted in a loss per share of $(.23) for the year ended December 31, 1996, in comparison to a loss per share of $(.14) for the comparable year in 1995.

     At December 31, l995, the Company had total assets of $12,980. Total liabilities of $63,343 and total stockholders' equity of $(50,363). At December 31, l996, the Company had total assets of $2,251,944, an increase of $2,238,964 from the comparable period in l995, total liabilities of $77,883 an increase of $14,540 from l995, and a total stockholders' equity of $2,174,061, in comparison to a stockholders' deficit of $(50,363) in the prior year.


Year Ended December 31, l995 Compared to the Year Ended December 31, 1994


     The Company had a net loss of $406,086 for the year ended December 31, l995 in comparison to a net loss of $514,147 for the year ended December 31, 1994. The Company had no revenues or operating income for the years ended December 31, l995 and December 31, 1994 from continuing operations. Total general, administrative and development expenses were $408,100 for l995 in comparison to $514,147 for 1994. The decrease in these costs from 1994 to l995 was primarily due to less research and development being performed in l995, as less capital was available to the Company. All research and development costs were expensed currently in the year incurred, rather than capitalized.

     At December 31, 1995, the Company had total assets of $12,980, total liabilities of $63,343 and total stockholders' deficit of $50,363. At December 31, 1994, the Company had total assets of $167,878, total liabilities of $81,168 and total stockholders' equity of $86,710. The decline in assets during fiscal l995 resulted from available current assets being expended for research and development and other general and administrative expenses without any operating income.For year ended December 31, l994, the reduction in total assets by $99,284 and total stockholders' equity by $121,505 from the amounts earlier reported for that period resulted from the receivable shown due at December 31, l994 under the Regulation S subscription agreements outstanding from various foreign purchasers, which amount was reported to be subject to offset by legal expenses incurred in Germany, offering costs and expenses and interim loans payable, being reclassified as a reduction of paid in capital.


     No provision for income taxes has been recorded due to net operating loss carryforwards.

                         LIQUIDITY AND CAPITAL RESOURCES


     The Company had positive working capital as of December 31, l996,in the amount of $935,497 in comparison to a negative working capital position as of December 31, l995 of $(54,709). The Company had an accumulated deficit of $2,610,120 at the period ended December 31, l996, in comparison to an accumulated deficit of $1,847,362 at the period ended December 31, l995. The increase in the accumulated deficit is primarily related to continuing operating costs during the development phase without any operating income.

     The Company has financed operations from entering the development phase in July 1992 (through December 31, 1996) primarily through the private placement of its stock and, to a lesser extent, through borrowings from notes payable. For the year ended December 31, l996, the Company's cash requirements were satisfied primarily from the cash reserves in its operating accounts, a private placement consisting of a promissory note in the amount of $300,000 and 150,000 shares of the Company's Common Stock for par value of $.001 per share, made to the company by a private lender, Hampton Tech Partners, LLC ("HTP-I"), on August 19, 1996. The promissory note bore interest at the rate of 7% per annum and was due in full on the earlier of (a) February 19, 1997, or (b) from the proceeds of an equity or debt placement by the Company prior to that date. Additionally, on September 20, 1996, the Company entered into the Stock Purchase Agreement and the separate Media Purchase Agreement to sell an aggregate of 2,272,728 shares of its common stock, par value $.001, to two purchasers, Hampton Tech Partners II, LLC, a Colorado limited liability company ("HTP-II"), which purchased 1,136,364 shares, and Proxhill Marketing, Ltd., a private company based in Colorado ("PML"), which received 1,136,364 shares. The closing under the agreements occurred in November and December 1996 and the sales price was $1.32 per share and gross proceeds and credits received by the Company were $3,000,000. The proceeds were paid $1,500,000 in cash by HTP-II under the Stock Purchase Agreement and $1,500,000 in prepaid media credits ("Media Credits") to be used at the Company's direction under the Stock Purchase Agreement. The Company intends to use the Media Credits during the next 18 months to market its DECAFFOMATIC products. In both stock sales, the purchasers represented that they were "Accredited Investors" as that term is defined under Regulation D promulgated by the Commission pursuant to the Securities Act. Of the Shares being registered under this Prospectus, 150,000 were sold to HTP-II, 1,136,364 were sold to HTP-II and 1,136,363 were issued to PML. Upon the closing of the HTP-II Stock Purchase Agreement in November 1996 the Company repaid the $300,000 promissory note to HTP-I in full.


     The Company does not currently possess a bank source of financing. Although the Company believes that the above financing will be adequate to cover its liquidity requirements over the next 8 months, it cannot be certain that these sources of capital will be adequate. Should insufficient funds be available from the foregoing sources, reducing the Company's present rate of expenditures which might materially adversely affect the ability of the Company to produce competitive products and services and to market them effectively.

     The Company's ability to continue in business as a going concern depends upon its ability to generate revenues and royalties from the sale of its technology and products, to conserve liquidity by setting marketing and other priorities and reducing expenditures, to obtain bank financing and to obtain additional funds through the placement of its common stock. The Company's ability to obtain bank financing will require significantly improved operating results over the Company's results for its past twelve months, the likelihood of which the Company presently cannot assure. Any such reductions of expenditures might materially adversely affect the ability of the Company to produce competitive products and services and to market these effectively.

     The Company's long term capital expenditure requirements will depend upon numerous factors, including the progress of the Company's research and development programs, the resources that the Company devotes to the development of self-funded products, proprietary manufacturing methods and advanced technologies, the ability of the Company to obtain licensing arrangements, and the demand for its products if and when approved.


     The Company believes that its research and development of its decaffeination technology is substantially complete and it is ready to introduce its decaffeination products to the commercial institutional user market in 1997. On September 20, 1996, DPI entered into the Manufacturing and Distribution Agreement with NEWCO Enterprises, Inc., of St. Charles, Missouri to manufacture a coffee brew basket, incorporating the decaffeination technology, for DPI's sales to the institutional coffee maker marketplace in North America (the "NEWCO Agreement"). Under the NEWCO Agreement, NEWCO was granted the exclusive right to market and distribute the products incorporating the Company's decaffeination technology to the so-called "office coffee supply" market segment in North America for a period of three years. Over the past five months, the Company has been working with NEWCO to develop, design and test working models, and assist in the design of moulds for the production of the decaffeination device. Although there are no assurance, it is anticipated that sales under the NEWCO Agreement will occur in 1997.

     On September 20, 1996, the Company entered into a Marketing Agreement with Hughes, Edwards & Price, Inc., of Traverse City, Michigan, wherein Hughes was appointed the exclusive representative to market the Company's decaffeination technology and products to the institutional coffee maker marketplace, such as restaurants and hotels, in North America for a period of three years (the "Hughes Marketing Agreement"). In exchange, Hughes agreed to sell or purchase a minimum of $3 million worth of units the first year, $5 million worth of units the second year and $7 million worth of units the third year from the Company. Although there can be no assurance, sales under the Hughes Marketing Agreement are anticipated to occur in 1997. All of the units to be sold by the Company to Hughes or its customers will be manufactured by NEWCO. NEWCO has also agreed to purchase a minimum of 25,000 units the first year, 50,000 units the second year and 100,000 units the third year of the NEWCO Agreement of the DECAFFOMATIC device for sales to the "office coffee supply" market. Although there can be no assurances, the Company intends to license the DECAFFOMATIC technology to another unrelated company for manufacture, marketing and distribution in the rest of the world.


     The Company believes that its existing cash and cash equivalents, the $1.5 million of prepaid Media Credits, excluding any anticipated cash flow from operations in the latter part of 1997 will be sufficient to meet its operating expenses and capital expenditures requirements for at least the next 6 months. The Company's future capital requirements, however, will depend on numerous factors, including (i) the progress of its research and product development programs, including clinical studies, (ii) the effectiveness of product commercialization activities and marketing agreements, including the development and progress of sales and marketing efforts and manufacturing operations, (iii) the ability of the Company to maintain existing marketing agreements and establish and maintain new marketing agreements, (iv) the costs involved in preparing, filing, prosecuting, defending and enforcing intellectual property rights and complying with regulatory requirements, and (v) the effect of competing technological and market developments. However, if operating expenses are higher than expected or if cash flow from operations is lower than anticipated, there can be no assurance that the Company will have sufficient capital resources to be able to continue as a going concern.

                                    BUSINESS

The Company

General


     IMSCO Technologies, Inc. is a development stage company. The Company develops and is attempting to license and market electrostatic separation technologies and related products. Electrostatic separation takes advantage of the fundamental electrical properties of attraction, wherein unlike or opposite charges attract each other, and repulsion, wherein like or the same charges repel each other, and uses charged materials to selectively separate other substances. In the last three years, the Company developed a separation technology based on electrostatics combined with mechanical separation. This technology was originally developed by the Company for the specific purpose of separating viruses and viral particles from human plasma. The Company calls its plasma separation technology the "PLASMA PURE". The Company conducted basic early stage research and tests in 1992 and 1993 at the Massachusetts General Hospital pursuant to a collaborative Research Agreement between the Company and the hospital. Although further significant research and testing needs to be conducted, based on the Company's initial research and testing conducted at the Massachusetts General Hospital and later at the Mayo Clinic, it is the Company's belief that the PLASMA PURE is capable of removing significant amounts of infectious viral particles from human plasma without significantly affecting the other chemical properties of the plasma.

     In 1993, the Company designed a electrostatic separation technology which removes on demand caffeine from brewed liquids, such as coffee and tea. The Company calls its decaffeination technology the "DECAFFOMATIC." Based on the Company's internal laboratory testing and verification tests conducted at Lapuck Laboratories, Inc., an independent laboratory, and research conducted at the University of Massachusetts from 1993 to 1995 and at the University of Akron under the collaborative Research Agreements between those universities and the Company, the Company believes that the DECAFFOMATIC is capable of removing in excess of 95% of the caffeine from brewed beverages such as coffee and tea. In 1993, separate patent applications were filed by the Company with the U.S. Office of Patents and Trademarks for the Company's separation technologies. On August 22, l995, the Company was granted a patent by the United States Patents and Trademarks Office ("PTO"), Patent No. 5,443,709 for "Apparatus for Separating Caffeine From a Liquid Containing the Same." On April 2, 1996, the Company was granted a patent by the PTO , Patent No. 5503724 for "Process for Decaffeinating Caffeine Containing Liquid". The Company believes that its research and development of its decaffeination technology is substantially complete and that the product will be ready for introduction to the institutional coffee brewer market in 1997.

     The Company's strategy is to develop and license or directly sell as an integral component, its products to third parties which have related or complementary proprietary and non-proprietary products manufactured by such companies. In l995, the Company formally established a new subsidiary called Decaf Products, Inc., which was incorporated in the State of Delaware on April 5, l995, that will directly market the DECAFFOMATIC technology and products in North America. On September 20, 1996, DPI entered into the Manufacturing and Distribution Agreement with NEWCO Enterprises, Inc., of St. Charles, Missouri to manufacture a coffee brew basket, incorporating the decaffeination technology, for DPI's sales to the institutional coffee maker marketplace in North America. Under the NEWCO Agreement, NEWCO was granted the exclusive right to market and distribute the products incorporating the Company's decaffeination technology to the so-called "office coffee supply" market segment in North America for a period of three years. On September 20, 1996, the Company also entered into a Marketing Agreement with Hughes, Edwards & Price, Inc., of Traverse City,
Michigan, wherein Hughes was appointed the exclusive representative to market the Company's decaffeination technology and products to the institutional coffee maker marketplace, such as restaurants and hotels, in North America for a period of three years. In exchange, Hughes agreed to sell or purchase a minimum of $3 million worth of units the first year, $5 million worth of units the second year and $7 million worth of units the third year from the Company. Although there can be no assurance, the Company anticipates commencing sales to the institutional coffeemaker marketplace in 1997. All of the units to be sold by the Company to Hughes or its customers will be manufactured by NEWCO. NEWCO has also agreed to purchase a minimum of 25,000 units the first year, 50,000 units the second year and 100,000 units the third year of the NEWCO Agreement of the DECAFFOMATIC device for sales to the "office coffee supply" market. Although there can be no assurances, the Company intends to license the DECAFFOMATIC technology to another unrelated company for manufacture, marketing and distribution in the rest of the world.


     In December 1995, the Company formally established another subsidiary, BioElectric Separation and Testing, Inc., a Delaware corporation, to further conduct research and development on the PLASMA PURE and all related medical applications of the Company's core electrostatic separation technology. The PLASMA PURE has not been submitted to the Food and Drug Administration ("FDA") for approval and there is no assurance that it will be approved. Given the limited funds available to the Company and consequent delays in conducting the necessary research and testing, the PLASMA PURE will not likely be submitted to the FDA until at least 1998. Such submission to the FDA is conditioned upon a number of events, including obtaining adequate funding to complete the necessary research and development.

     From inception in 1986 until 1991, the Company developed and marketed an automated, computerized luminometer system which tested the presence of microorganisms in the food and beverage industry. The Company's products also included accompanying reagent kits and other ancillary materials. However, from 1988 through 1991 the Company had limited business activity, but because of operating costs and expenses, had an increase in its accumulated deficit of approximately $152,163 over the four year period. Given this dormant level of business activity from 1988 to 1991, the Company realized that it could not continue with its luminator technology product and discontinued those operations. Thereafter, the Company was reactivated and entered into a development stage in July 1992.

     The Company had no income from continuing operations for the years' ending December 31, 1992, 1993, 1994, l995 and 1996. In July 1992, the Company began a new business area of focus and engaged new engineering and biochemistry personnel with expertise for the research and development of the electrostatic separation systems.

     The Company was originally formed in 1986 under the laws of the State of Nevada. The Company determined in 1987 that it was its best interest to change its corporate domicile from Nevada to Massachusetts since the corporate operations were relocated to Massachusetts. On June 18, 1987, the stockholders of IMS, Inc., voted to approve the change of corporate domicile from Nevada to Massachusetts. On July 1, 1987, IMS, Inc. merged into IMSCO, Inc., its wholly-owned Massachusetts subsidiary, and there remained one surviving corporation and the name of the surviving corporation was IMSCO, Inc.

     In July 1996, the Company was reincorporated in Delaware as IMSCO Technologies, Inc. In order to effectuate this change, the Company proposed the implementation of the following plan. On May 16, 1996, IMSCO, Inc. filed a Certificate of Incorporation in Delaware incorporating a new wholly-owned subsidiary, IMSCO Technologies, Inc. The Board of Directors of the Company at a meeting held in May, 1996 voted, subject to the adoption by the stockholders, to merge into its wholly-owned subsidiary, IMSCO Technologies, Inc., a Delaware Corporation. On July 9, 1996, the stockholders of IMSCO, Inc., voted to approve the change of corporate domicile from Massachusetts to Delaware. Therefore, by virtue of a Certificate of Merger filed with the Secretary of State for the State of Delaware on July 18, 1996, there remained one surviving corporation and the name of this surviving corporation is IMSCO Technologies, Inc. As of the effective date of the merger, each stockholder of the Company held one share of Common Stock, for each one share of common stock, par value $.001 per share, of IMSCO, Inc. previously held by him.


BUSINESS STRATEGY

    The Company's objective is to become the leader in the electrostatic separation market by capitalizing on its proprietary electrostatic technology. The Company's strategy is to focus initially on commercializing and launching the DECAFFOMATIC products based on its decaffeination patented technology. Initial target markets are the institutional coffee brewer market. The Company is also pursuing the development and commercialization of decaffeination for home consumers.

Implementing the Company's strategy involves the following activities:

Continue and expand research and development.

     The Company intends to increase its research and development staff, expand its research facilities and acquire additional laboratory and analytical equipment to conduct further research on the PLASMA PURE. The Company is also researching other applications of its electrostatic separation technology including, water and air filtration.

Expand manufacturing capacity.

     The Company intends to retain other contract manufacturers for its products and may expand its manufacturing capacity by adding personnel. In addition, the Company is researching other processes to improve manufacturing capacity and efficiency.

Establish marketing partnerships.

    The Company seeks to market and distribute its products through recognized market leaders to take advantage of their resources and distribution channels. In addition, in the future, as the Company's other Decaffeination products, such as for the home consumer, progress toward commercialization, the Company intends to establish a highly focused sales force to market those products.

Advance Technology.

     The Company believes it has certain core competencies and patent protected core technologies in the field of electrostatic separation that can be leveraged. Management believes it has significant expertise in engineering and biochemical research pertaining to its core technologies, including method and process design,apparatus design and configuration and new application development. The Company plans to build upon its technical base by conducting further research and development of existing products for enhancement and improvement of those products and by researching new products.

Broaden Applications.

     To date, the Company has focused on the two primary applications the electrostatic technologies : the DECAFFOMATIC device and the PLASMA PURE technology. The Company believes there are significant other opportunities to increase the number of applications for the core electrostatic technology, such as water filtration, air filtration, other types of blood filtration, and biological testing of the presence of viral and bacteriologic presence in fluid samples.

Utilize Multiple Distribution Channels.

     Depending upon the product and specific application, the Company will determine whether to market through its direct sales force, to focus on sales to several major national accounts, or to market the product or technology by a licensing arrangement through a licensee-distributor already in the field of the particular application.

Products And Technologies

DECAFFOMATIC

TECHNOLOGY RESEARCH AND DEVELOPMENT


     In 1993, using its electrostatic separation technology, the Company designed, researched and developed a successfully working prototype of the DECAFFOMATIC device. Throughout 1994 and 1995 the Company continued to further research and develop the DECAFFOMATIC device. To facilitate this development, in October 1994, the Company entered into a Memorandum of Understanding with the University of Massachusetts whereunder the Company would use the University's facilities and engage certain of the University's professors and students to perform further research and development on the DECAFFOMATIC device as directed by the Company. Throughout l995, the Company continued to utilize the services of the University of Massachusetts to conduct its research and development activities. In 1996, the Company entered into a collaborative Research Agreement with the Polymer Sciences Division of the University of Akron, for further development of the electrostatic decaffeination technology. The Company pays $10,000 per month for the use of the University of Akron's facilities and the dedication of certain professors to the Company's project. The specific focus of the Akron Research Agreement was to select the polymers to be utilized in the decaffeination device.Under the Akron Research Agreement, the Company believes that it has substantially completed the research and development of its decaffeination technology.


MARKET


     The IMSCO separation technology has enabled the Company to build a stand-alone decaffeinator which may be used immediately after brewing to customize the product to individual taste and need. Throughout l995, the Company continued to further develop and refine the DECAFFOMATIC technology in several working prototypes that are used for demonstration and testing purposes. Additionally, in 1996, the Company designed and built a decaffeinator that is incorporated into the coffee maker brew basket as an integral part of the coffee brewing process. The customer-user will need to only buy regular coffee or tea and decaffeinate the brewed beverage on demand for those who want the decaffeinated product. The Company anticipates that this will result in considerable cost saving for the consumer. In the institutional marketplace, the Company believes that such an integrated decaffeinator will produce more significant cost savings, given the difference in price of decaffeinated ground coffee beans over regular ground coffee beans. The Company believes that this benefit is of primary concern to senior citizens who are on a fixed income and at the same time, are the largest growing segment of the population. This group is also the one that is most health conscious and concerned about chemical treatment of coffee in most other decaffeination processes. There is no chemical treatment in the Company's process.


     Management believes that removal of caffeine from coffee and tea is recognized as a desirable goal for health and other reasons. The Company's research has revealed that no technology now exists for removal of caffeine from hot freshly brewed liquids; rather, the current technology removes caffeine from the beans prior to brewing.

     The decaffeination process of coffee and tea has been popular since the mid 1930's. It was initially started by General Foods and then adapted by Nestle's and other multi-national companies. The first decaffeination process was a chemical method that used Methylene Chloride. This method is still employed today, however, not as widely. The Company believes that the chemical extraction method is not desirable because of the harsh chemicals and health issues raised by their use. As consumers became more health conscious in the 1980's, the use of decaffeinated products increased. A method more frequently used utilizes repetitive washes of the coffee beans with clean water. Although this water treatment process is the method of choice for most coffee roasters today, the Company believes that it is more costly and ultimately less convenient for the consumer.

     The Company is planning to market the DECAFFOMATIC devices directly in the United States through its DPI subsidiary. The Company intends to have NEWCO contract manufacture the DECAFFOMATIC device on an OEM basis for the Company's North American sales.

     The Company intends to focus its decaffeination technology marketing on its recently developed internal decaffeinator for use with the automatic drip coffee maker for both institutional and home consumer products. This integrated system has the DECAFFOMATIC separation device directly incorporated into the coffee maker, such that the decaffeination occurs as the consumer directs on demand as a normal step in the coffee maker brewing process.

PLASMA PURE

TECHNOLOGY RESEARCH AND DEVELOPMENT


     The Company has designed, prototyped and done basic early stage research on the PLASMA PURE electrostatic/mechanical separation device for the express purpose of separating virus and viral particles from human plasma. The Company believes that such a separation device could be extremely important in the battle against AIDS, Hepatitis and other plasma borne viral infections. Based on its initial early stage research and test results, although significant further research needs to be conducted, the Company believes that the PLASMA-PURE will be capable of removing a substantial amount of the viral population from a unit of contaminated plasma without adversely affecting the clotting factors. Because of the high cost of conducting medical research and development testing on the PLASMA PURE and the Company's limited financial resources, the Company was only able to conduct limited research on the PLASMA PURE over the past year. However, assuming that the Company is able to obtain adequate financing to complete its potential research and development on the PLASMA PURE technology, of which there can be no assurance, plans are being made to approach the FDA in 1998 to begin testing for the FDA approval process. The Company believes that PLASMA PURE, with its potential capability of removing viruses and viral particles, has the potential to significantly reduce the risk normally associated with transfusion of plasma or plasma components. Management believes that the use of PLASMA PURE to filter fresh frozen plasma will not significantly decrease yields of the clotting components. This is achieved because of the unique electrostatic internal matrix which enables the plasma and its clotting components to flow freely through the device, but still remove significant amounts of virus and viral particles. The methods currently used to inactivate viruses in plasma such as the use of detergents or extreme heat all have the possible adverse effect of limiting the yield of final desired procoagulant products.


MARKETS

     The Company believes the PLASMA PURE system and its electrostatic technology offer various growth possibilities for the Company; however, each of these areas will require significant further research and development and the financing of such efforts. The Company has also designed and is in the research and development stage for a new product that is an extension of the PLASMA PURE separator appropriately called PLASMA PURE PLUS. It would be used only for bulk plasma fractionation and therefore be larger than PLASMA PURE and priced differently. Another follow-up product that the Company is currently researching and developing is a modified white blood cell filter. This device would utilize the same technology as PLASMA-PURE, and therefore management believes its introduction could be rapid. Management feels a second version of the white blood cell filter could then be marketed to the diagnostic reagent market. Given the numerous uncertainties and risk inherent with medical research in general, and blood research in particular, there can be no assurance that any of these plasma products and devices will ever be finally developed, or if completed that they will receive approval from the FDA or the comparable regulatory authority of any foreign jurisdiction. The Company has not prepared or made application to the FDA or any governmental authority for approval of its PLASMA PURE device or related products.

     The Company believes that the core electrostatic separation technology readily lends itself to other markets as well, particularly air filtration for hospitals, convention centers and airplanes. Although it needs significant amounts of additional research and testing and the financial resources to conduct such activities, the Company believes that its electrostatic separation technology can be applied to extra corporeally based immunotherapies which involve an improved system for drug administration and improved systems for removal and/or treatment of cells or other circulating materials (including byproducts of metabolism). The Company is presently seeking an involvement with a major pharmaceutical company to initiate such a working partnership, although there can be no assurance that it will be able to consummate any such agreements.

     Similar to DPI, the Company recently established a new Delaware corporation subsidiary, BioElectric Separating & Testing, Inc. ("BEST") to conduct the continued research and development activities and pursue FDA application relating to the PLASMA PURE and related technologies.

MARKETING

     Except for the marketing of the DECAFFOMATIC products in North America through DPI, the Company's current strategy is to license its products and technologies to other companies which have pre-existing industry presence in their respective fields and to enter into collaborative arrangements with such companies to develop new applications for the technology with the contract partner's own products. However, the first phase of its marketing of the DECAFFOMATIC is the institutional brewer market, the Company has entered into two separate marketing agreements with Hughes and NEWCO.

The Hughes Marketing Agreement.

     On  September  20,  1996,  the Company  entered  into the Hughes  Marketing
Agreement for certain large institutional marketing of the Decaffeination System. Hughes is a privately held corporation, based in Traverse City, Michigan, and is one of the larger marketers of institutional coffee making equipment and supplies in North America. The Company agreed that Hughes will have the exclusive right to sell the DECAFFOMATIC to so-called "large institutional" coffeemaker market in North American for a period of three years. The "large institutional" marketplace is dominated by major hotel chains and major restaurant and fast-food chains. In exchange for these exclusive rights, Hughes agreed to sell or purchase from the Company a minimum of $3 million worth of units for the first year, $5 million worth of units for the second year and $7 million worth of units the third year.


     Under the Hughes Agreement, the Company sells units the Decaffeination System to Hughes' customers for an estimated price of $199 per unit for the institutional coffeemakers. If Hughes fails to sell the minimum amount it must purchase the difference for its own account. All servicing and customer calls will be performed by Hughes. The Company can terminate the Hughes Agreement if Hughes fails to make the specified minimum amount of Decaffeination System purchases.


     The Company believes that its exclusive agreement with Hughes in the areas covered will allow it to establish a presence in the market more quickly and on a more cost-effective basis than it could achieve by building its own sales, marketing and service network in the competitive large institution market. Hughes sales and purchase obligations to the Company commence once the Company has a commercial ready institutional coffee brewer unit ready to model for demonstration and sales. The large institutional marketplace brewer will be manufactured by NEWCO. As of this date, NEWCO is working on a pre-final working model of the institutional coffeemaker-brewer that will be used for large institutions. After that model is assembled, it will be further tested and developed to confirm that it has all the desired specifications, such as brewing and decaffeination speed, ease of customer removal of the separation device and safety design. Although there can be no assurances, it is anticipated that such final design refinements to the large institutional working model will be completed in 1997 and that sales orders could commence thereafter. Once the final working model has been designed, NEWCO will create the necessary moulds for parts and assembly line manufacture.


     To create a potential customer awareness of the Company's Decaffeination System, the Company intends to commence a public relations and advertising campaign in 1997. The Company will attempt to employ lower cost public relations at trade shows, in trade publications and at other appropriate food or kitchen appliance shows and events. Initially, the advertising employed by the Company will be print media consisting of magazines, newspapers and point of purchase signage. To finance this public relations and advertising, the Company has the prepaid Media Credits from PML.

Media Purchase Agreement

     Under the Media Purchase Agreement with PML, it contractually agreed to finance $1.5 million of media for the Company's public relations and advertising campaign through Grow Marketing Services ("GROW"), an independent marketing company. In exchange for the Company issuing 1,136,363 shares of its common stock, representing a price of $1.32 per share, the Company acquired the $1.5 million of prepaid, dedicated media credits (the "Media Credits") and certain media services.

     The media advertising services provided by GROW include conducting market research services for the purpose of formulating a media plan to optimize the benefits of the media advertising campaign. Then, GROW secures suitable advertising time on television, radio, or cable systems, or advertising space in newspapers, magazines, or other publications of mass appeal.

     In the Media Purchase Agreement, PML provides the Company with an agreed amount in media financing as part of the Company's overall media plan, on a basis of one-third cash and two-thirds media credit. At the closing of the transaction Proxhill delivers cash, media, media credit and/or other media-related assets to GROW as payment for media credit extended to the Company. Proxhill then delivers to the Company a pre-paid purchase order acknowledging the Company's right to purchase media from GROW under the terms set forth in the Agreement.

     The Company intends to use the $1,500,000 of prepaid Media Credits to finance the introduction and initial product advertising and marketing support for the DECAFFOMATIC products in the United States and Canada. The Company is currently interviewing advertising agencies and public relation firms who will assist the Company in the design and implementation of an marketing campaign to introduce DECAFFOMATIC to the public.

Given that DPI is newly formed and has conducted no independent market research or consumer focus groups activities, there can be no assurance that DPI will be successful in introducing the DECAFFOMATIC technology to the consumer public, that it will have any commercial level of acceptance by the public or that if there is some level of commercial acceptance, that it will be sufficient for the Company of DPI to continue supporting a marketing and advertising program or that such efforts will ever be profitable.

Research and Development; Collaborative Arrangements

     The Company conducts its research and development activities through its own staff and facilities, as well as through collaborative arrangements with universities, and independent consultants. However, at present the Company has only four full-time employees, three of whom are devoted to research and development, and, accordingly is dependent upon third parties to conduct significant research and development, laboratory testing, clinical studies, and the procedures and processes necessary to apply for and, if possible, obtain FDA and other regulatory approvals and manufacture and market a finished product.

     As is the case with the University of Massachusetts and the University of Akron, it is believed by the Company that the use of outside collaborative research agreements is the most efficient method to have certain aspects of its technology further researched and developed while minimizing the capital investment such ventures require from the Company.

     Although the Company had entered into an agreement with the Massachusetts General Hospital to conduct collaborative research on the initial PLASMA PURE separation technology, that agreement expired in June 1993. To facilitate the development of its DECAFFOMATIC technology, in October 1994 the Company entered into a Memorandum of Understanding with the University of Massachusetts whereunder the Company would use the University's facilities and engage certain of the University's professors and students to perform further research and development on the DECAFFOMATIC device as directed by the Company. The Company conducted various research and development activities, primarily pertaining to the DECAFFOMATIC technology, at the University of Massachusetts facilities during 1994 and l995.

     In 1996, the Company entered into a collaborative Research Agreement with the University of Akron to further develop and finalize the polymer that the Company will be using for the DECAFFOMATIC separator. Under the University of AKRON Research Agreement, which is currently in effect the Company pays $10,000 per month to the University for the services enumerated in the Agreement.

     The Company believes that research facilities and arrangements necessary to continue its further research and development of its electrostatic separation technologies are readily available. From July 1992 to December 31, l996, the Company incurred $1,989,212 of development stage expenses. The Company anticipates incurring significant research and development expenditures in the future as the Company continues its efforts to develop further applications and uses for its present separation technologies and as it begins to research other technologies.

Manufacturing

     The Company currently does not own or operate manufacturing facilities for commercial production of its DECAFFOMATIC or any other products. In addition, the Company has no intention of acquiring or developing any manufacturing facilities. Instead, the Company intends to rely on third party contract manufacturers to manufacture its products. There can be no assurance that such arrangements will be successful or that the contract manufacturer will be able to develop or provide adequate manufacturing capabilities for commercial scale production.

The NEWCO Manufacturing and Distribution Agreement.

     On September 20, 1996, the Company entered into the NEWCO Agreement for certain institutional manufacturing and marketing of the Decaffeination System. NEWCO is a privately held corporation based in St. Charles, Missouri, and is one of the largest manufacturers and distributors of institutional coffeemaking equipment in North America. The Company agreed that NEWCO will have the exclusive right to sell the DECAFFOMATIC to so-called "Office Coffee Supply" ("OCS") subsection of the institutional coffeemaker market and will be the manufacturer of the DECAFFOMATIC for the institutional marketplace in North American for a period of three years. NEWCO further agreed to sell or purchase from the Company for the OCS market a minimum of 25,000 units of the product for the first year, 50,000 units for the second year and 100,000 units the third year.Under the NEWCO Agreement, NEWCO has also agreed to pay the costs of making final working models, and the cost of creating moulds and related parts for the DECAFFOMATIC device for the institutional coffeemaker marketplace. All of the technology and final commercial model designs of the Decaffeination System will be the property of the Company.


     Under the NEWCO Agreement, the Company sells units the Decaffeination System to NEWCO for a net price to the Company. The Company anticipates that the price to be paid by NEWCO, which is still being finalized until the final working and commercial ready components are established, will be in the range of approximately $20 per unit for small OCS type users, ranging to $200 for large, high volume institutional coffee brewers. NEWCO takes the Decaffeination System and in turn incorporates it into its coffeemakers and re-sells it to a variety of end users in the OCS marketplace. If NEWCO fails to acquire the minimum amount of units from the Company, the Company can terminate the NEWCO Agreement. All servicing and customer calls will be performed by NEWCO.

     The Company believes that its exclusive agreement with NEWCO in the areas covered will allow it to establish a presence in the market more quickly and on a more cost-effective basis than it could achieve by building its own manufacturing facility or its own sales, marketing and service network in the relatively fragmented OCS market, that consists primarily of small office users. As of the date of this Prospectus, NEWCO has make several working models and has recently completed one pre-final working model of the institutional coffeemaker-brewer that is being further tested and developed to confirm that it has all the desired specifications, such as brewing and decaffeination speed, ease of customer removal of the separation device and safety design. Although there can be no assurances, it is anticipated that such final refinements to the final institutional working model will be completed in the middle of 1997 and that sales orders could commence thereafter. Once the final working model has been designed, NEWCO will create the necessary moulds for parts and assembly line manufacture. The Company has also requested NEWCO to manufacture working models of the decaffeinator which will be sold to the home consumer.


     The Company also utilized the facilities at the University of Massachusetts and University of Akron to conduct development design of the DECAFFOMATIC system relating to the characteristics of the brewed coffee, including pH, color, flavor and aroma of the coffee, after it has passed through the DECAFFOMATIC device. This on-going development of the optimum product that removes caffeine most efficiently with the minimal impact on color, taste and aroma of the brewed coffee is being conducted by the Company at the University of Akron. The Company intends to continue working at the University of Akron to further refine and develop new decaffeination products in the future.

     The Company has manufactured and supplied the PLASMA PURE separation device, on a limited basis, for test purposes only, to research institutions and certain other potential partners, prospective licensees and others. The Company has made five prototype PLASMA PURE devices to date which were tested by the Company from August 1992 through April 1993. The Company's early basic test results demonstrated that the PLASMA PURE separation technology may be capable of removing significant amounts of infectious viral particles from plasma. However, the PLASMA PURE requires significant further research and development before it can be submitted to the FDA if at all after the further results of research and clinical trials are obtained.


     The Company's electrostatic separation devices are manufactured from generally available materials, and the Company is not dependent upon any single supplier. The Company believes that there are numerous third party contract manufacturers similar to NEWCO available around the world who can manufacture its products on an OEM basis. The Company currently has insufficient resources to establish and conduct its own commercial manufacturing activities with respect to its proposed products. If the Company, in the future, decides to establish its own manufacturing facilities and capabilities, at least for certain products, it would require substantial additional funds and personnel.


Government Regulations

     The production and marketing of some of the Company's products, including the PLASMA PURE, will be subject to regulation for safety and efficacy by numerous federal, state and local agencies, and comparable agencies in foreign countries. The Company's PLASMA PURE system will be considered a medical device. As such, the FDA would require the Company to apply for and obtain either a premarket notification clearance under Section 510(k), or a PMA prior to sales and marketing of the device in the United States. The 510(k) premarket notification may be obtained if the medical device manufacturer can establish that the newly developed product is substantially equivalent to another legally marketed device. The FDA may also require clinical data or other evidence of safety and effectiveness. In the United States, the FDA Act, govern or influence the testing, manufacture, safety, labeling, storage, record keeping, approval, advertising and promotion of the Company's proposed products and technologies.

     Under the FDA Act, the FDA regulates the preclinical and clinical testing, manufacturing labeling, distribution, sale and promotion of medical devices in the United States. The FDA prohibits a device, whether or not cleared under a 510(k) premarket notification or approved under a PMA, from being marketed for unapproved clinical uses.


     Non-compliance with applicable requirements can result in fines and other judicially imposed sanctions including the initiation of product seizures, injunction actions, mandatory recalls and criminal prosecutions based on products, promotional practices, or manufacturing practices that violate statutory requirements. In addition, administrative remedies can involve voluntary recalls or cessation of sale of products, administrative detention, public notice, voluntary changes in labeling, manufacturing or promotional practices. The FDA also has the authority to withdraw approval of instruments and devices in accordance with statutory procedures.

     The Company has not prepared or made application to the FDA or any governmental authority for approval of the PLASMA PURE device or related products. The FDA approval procedure involves completion of pre-clinical studies and the submission of the results of these studies to the FDA an application. Preclinical studies involve laboratory evaluation of product characteristics and animal studies to assess the efficacy and safety of the product. Human clinical trials are typically conducted in three sequential phases, but the phases may overlap. Phase I trials consist of testing the product in a small number of volunteers primarily for safety. In Phase II, in addition to safety, the efficacy of the product is evaluated in a small patient population. Phase III trials typically involve additional multi-center testing for safety and clinical efficacy in an expanded population of patients at geographically dispersed test sites. A clinical plan, or "protocol," accompanied by the approval of the institutions participating in the trials, must be submitted to the FDA prior to commencement of each clinical trial. The FDA may order the temporary or permanent discontinuation of a clinical trial at any time if adverse safety effects are observed in volunteers or patients. In addition, the FDA may request Phase IV trials after approval to resolve any lingering questions.

     The results of the pre-clinical and clinical studies on new medical devices are then submitted to the FDA for approval to commence commercial sales.
Following extensive review, the FDA may grant marketing approval, require additional testing or information or deny the application. Continued compliance with all FDA requirements and the conditions in an approved application, including product specifications, manufacturing process, labeling and promotional material and record keeping and reporting requirements, is necessary for all products. Failure to comply, or the occurrence of unanticipated adverse effects during commercial marketing, could lead to the need for labeling changes, product recall, seizure, injunctions against distribution or other FDA-initiated action, which could delay further marketing until the products are brought into compliance.

     The preparation of required applications and subsequent FDA and foreign regulatory approval process is expensive, lengthy and uncertain. If the manufacturer cannot establish equivalence or if the FDA determines that the device requires more extensive review, the FDA will require the submission of PMA. The PMA must contain nonclinical and clinical investigation results, a description of the methods, facilities and controls used for manufacturing, and the proposed labeling for the device. The Company must receive FDA approval for Phase I, II, and III trials to test the PLASMA PURE device. FDA review of a PMA would take at least nine months to a year following submission of Phase III test results, and may take longer. No assurance can be given that approval of the PLASMA PURE PMA would be granted.

     The packaging and labeling of all the Company's proposed PLASMA PURE products will be subject to FDA regulation. Because of the extensive costs and time involved, the Company currently intends to rely primarily on licensees and joint venturers to obtain regulatory approvals and market its PLASMA PURE products, when developed. No assurance can be given that the Company will reach agreement with any proposed licensees for such products. Licensees will generally have the right to terminate funding a product at any time for any reason without significant penalty. The resources and attention devoted by a licensee, if obtained by the Company, to a product are not in the Company's control, and this can result in delays in clinical testing, the preparation and prosecution of regulatory filings and commercialization efforts. Even if the Company is successful in finding licensees for its products, these delays would cause the payment of any royalties to be delayed.

     Whether or not FDA approval has been obtained, approval of a product by comparable regulatory authorities must be obtained in any foreign country prior to the commencement of marketing of the product in that country. The approval procedure varies from country to country, can involve additional testing, and the time required may differ from that required for FDA approval. Although some procedures for unified filings exist for certain European countries, in general each country has its own procedures and requirements, many of which are time consuming and expensive. Thus, substantial delays in obtaining required approvals from both the FDA and foreign regulatory authorities can result after the relevant applications are filed. After such approvals are obtained, further delays may be encountered before the products become commercially available.

     No assurance can be given that any required FDA or other governmental approval will be granted, or if granted, will not be withdrawn. Governmental regulation may prevent or substantially delay the marketing of the Company's proposed products, cause the Company to undertake costly procedures and furnish a competitive advantage to the more substantially capitalized companies with which the Company plans to compete. In addition, the extent of potentially adverse government regulations which might arise from future administrative action or legislation cannot be predicted.

Patents and License Rights


     The Company's success depends in large part on its ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. The Company applied for U.S. patents covering its DECAFFOMATIC separation technology and its PLASMA PURE separation technology in 1993. On August 22, l995, the Company was issued a patent by the U.S. Commissioner of Patents and Trademarks, Patent Number 5,443,709, for its "Apparatus For Separating Caffeine From A Liquid Containing the Same." On April 2, 1996, the Company was issued a patent by the U.S. Patents and Trademarks Office, Patent No.5503724, for"Process for Decaffeinating Caffeine Containing Liquid."


     The Company believes that patent protection of its technologies, processes and products is very important to its future operations. The success of the Company's proposed products may significantly depend upon the Company's ability to obtain patent protection. No assurance can be given that any patents will be issued or if issued that they will have commercial value to the Company. If a patent is granted, the cost of enforcing the Company's patent rights in lawsuits, if necessary, may be significant and could interfere with the Company's operations.

     Although the Company intends to file additional patent applications as management believes appropriate with respect to any new products or technological developments, no assurance can be given that any additional patents will be issued, or if issued, that they will be of commercial benefit to the Company. In addition, to anticipate the breadth or degree of protection that any such patents may afford is impossible. To the extent that the Company relies on unpatented proprietary technology, no assurance can be given that others will not independently develop or obtain substantially equivalent or superior technology or otherwise gain access to the Company's trade secrets, that any obligation of confidentiality will be honored or that the Company will be able to effectively protect its rights to proprietary technology. Further, no assurance can be given that any products developed by the Company will not infringe patents held by third parties or that, in such case, licenses form such third parties would be available on commercially acceptable terms, if at all.

Competition

     The Company competes with numerous firms, many of which are large, multi-national organizations with worldwide distribution. These firms have substantially greater capital resources, research and development and technical staffs, facilities and experience in obtaining regulatory approvals, as well as in the manufacturing, marketing and distribution of products, than the Company. Academic institutions, hospitals, governmental agencies and other public and private research organizations are also conducting research and seeking patent protection and may develop competing products or technologies on their own or through joint ventures or other arrangements. In addition, recently developed technologies or technologies that may be developed in the future are or could be the basis for competitive products. No assurance can be given that the Company's competitors will not succeed in developing technologies and products that are more effective or less costly than any that are being developed by the Company.

     The Company expects products approved for sale, if any, to compete primarily on the basis of product uniqueness, efficacy, safety, reliability, price and patent position. The Company's competitive position will also depend on its ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, implement production and marketing plans, obtain patent protection and secure adequate capital resources.

Product Liability

     The development, manufacture and sale of the Company's products involve an inherent risk of product liability claims and associated adverse publicity. The Company currently does not maintain liability insurance and may need to acquire such insurance coverage prior to the commercial introduction of some of its products. No assurance can be given that the Company will be able to obtain product liability insurance or, if obtainable, that it will be on financially reasonable terms. It is anticipated that the liability insurance for the types of products to be marketed by the Company, if available, will be very expensive. If such insurance is not obtained and maintained at sufficient levels, or if any product liability claim were brought against the Company and were sustained for a sufficient amount, it could have a material adverse affect on the business or financial condition of the Company.

Employees


     As of the date hereof, the Company has five full time employees, one in management, three in research and development and one in administration. None of the Company's employees is represented by a labor union. The Company considers its relations with its employees to be satisfactory. See "Management".


Environmental Quality

     The Company believes that it is now in compliance with all Federal, State and local laws relating to the protection of the environment. The Company does not generate, store, transport or dispose of any hazardous waste, and that management believes that none of the Company's products is regarded as a hazardous material by the applicable regulations for the protection of the environment. The Company does not anticipate making any capital expenditures in the current or succeeding fiscal year for environmental control efforts regarding its products.

Properties

     The Company's principal offices are currently located at 40 Bayfield Drive, North Andover, Massachusetts and consists of approximately 1,276 square feet. The Company had an initial three year lease which commenced on August 12, 1993 and ended on August 11, 1996. The Company extended this lease for one additional year. The Company pays an annual rent of $14,450.00. The Company's headquarters, and research and development facilities are located therein.

The Company also has an office at 950 Third Avenue, New York, New York, consisting of approximately 2,500 square feet of space, to conduct its sales, marketing and finance related activities. The lease at 950 Third Avenue, New York, New York, is for a term of five years at an annual base rental of $32 per square foot. The lease contains standard pass-throughs by the unaffiliated landlord of increases in real estate taxes and operating expenses after the first year of occupancy. The 950 Third Avenue lease expires on January 31, 2002. The Company has decided that it will be more efficient and cost effective to run all of its activities from the North Andover office for the near future and is therefore negotiating to sub-lease or assign the lease at 950 Third Avenue to an unrelated party.


     Upon the end of these current leases, the Company expects to be able to either negotiate new leases with the current landlord or locate suitable premises elsewhere for comparable fair market rent to that now being paid. The Company believes that its property and equipment are in good operating condition and are adequate for existing and immediately foreseeable needs.

Legal Proceedings

     The Company is not aware of any material pending or threatened legal proceedings against the Company or its officers and directors.

                                   MANAGEMENT

     The following table sets forth information with respect to each executive officer and director of the Company. Each executive officer or director has been appointed as of this year to serve for a term of one year.

       Directors and
     Executive Officers             Age                   Position
     ------------------             ---                   --------

     Sol L. Berg                    61            President and Director

     Dr. Alan Waldman               51            Vice President and Director

     James Crose                    63            Vice President--Engineering

     Gloria Berg                    60            Secretary

     Mr. James Yurak                60            Director

     Victor Bauer                   53            Director

     Scott Robinson                 35            Director


     Sol L. Berg

     Since the latter part of 1984, Mr. Berg has devoted his full-time efforts to the business of the Company and has served as its President since such date. From 1982 to 1984, Mr. Berg was the Project Director and Product Manager for United Technologies Packard in Chicago, Illinois, which is a manufacturer of precision instrumentation. From 1980 to 1982, Mr. Berg was Product Manager for the Hamilton Company in Reno, Nevada. Hamilton Company is a manufacturer of precision scientific equipment. From 1974 to 1980, Mr. Berg, was the National Accounts Manager for Bio-Rad Laboratories in Richmond, California, which manufactures diagnostic materials and equipment. Mr. Berg received a Bachelor of Science in Chemistry from New York University. Sol L. Berg is the husband of Gloria Berg.

     Alan Waldman, Ph.D

     Dr. Alan A. Waldman, Ph.D. joined IMSCO as Executive Vice President and a Director in 1992. Since 1988, Dr. Waldman has served as President of Waldman Biomedical Consultancy, an international advisory group. From 1981 to 1988, Dr. Waldman was the Technical Director for the New York Blood Center, which is the largest blood bank in the world having annual sales in excess of $100 million. Dr. Waldman is an authority in planning, development and automation of serologic and diagnostic testing related to immunologic and viral markers. He is the author of over 60 reports and publications. Dr. Waldman also became Chief Executive Officer of the Company's BioElectric Separation & Testing, Inc. subsidiary in January 1996. Dr. Waldman received his Ph.D. in Biochemistry from Tufts University.

     James G. Yurak

     Mr. Yurak was elected to the Board in l995 and serves as President and Chief Executive Officer of the Decaf Products, Inc. subsidiary of the Company, which was formed in l995 for the express purpose of manufacturing, marketing and distributing products incorporating the Company's patented electrostatic decaffeination separation technologies. He brings 20 years of direct experience in the marketing and sales of coffee makers and coffee products to the Company and DPI. He joined Mr. Coffee, Inc. in 1976 as Vice President of Sales, from 1986 to 1994 served as its Executive Vice President, where he helped direct the growth of Mr. Coffee from a concept to a company with sales of approximately $200 million per year. Mr. Yurak is a graduate of Colgate University.

     James Crose

     Mr. Crose has been Vice President of Engineering for the Company since 1992. Mr. Crose earned a B.S. in Mechanical Engineering from Northeastern University. His areas of expertise include: Fluidics, Vacuum Process Control, Heat Transfer in Electronics and AutoCad 1-4. He has experience in cryogenic technology as applied to the Titan III program at launch complexes 43 and 44 at Cape Kennedy. He holds several electrostatic patents applying internal coatings to two-piece cans for the canning industry. Mr. Crose has held key engineering positions with Raytheon, Martin Marietta, Corning Glass, Sanders Assoc. and Sweetheart Cup Corp.

     Gloria Berg

     Gloria Berg has served as Secretary for the Company since late l984. From l982 to l984, she was a bookkeeper and accountant for Hidden Lake Village Condominiums, Illinois. From 1975 to l982, she was a department manager for four departments for Famous Barr department stores. Gloria Berg is the wife of Sol L. Berg.

     Victor Bauer

     Mr. Bauer became a Director in 1996. Mr. Bauer has over 25 years experience in establishing product sales, marketing and distribution organizations. He is also the President and Chief Executive Officer of Universal Sales, Inc., which is a sales and marketing firm based in New York. Since l994, he has been President and chief Executive Officer of BIJ Enterprises, Ltd., St. James, New York, which entity serves as an Agent/Broker for Stone Container Corporation and Formosa Plastics. From 1991 to 1994, he was President and Chief Executive Officer of Royal Beverages of New York, Ltd., which was the exclusive franchised bottler and distributor of Royal Crown Cola Company for the New York and Long Island metropolitan area, excluding Manhattan. At Royal Beverages, Mr Bauer recruited and supervised management teams consisting of sales manager, directors of chain sales, controller and operations specialists, warehouse managers plus in excess of 100 additional employees. From 1971 to 1991, Mr. Bauer was the President of wholesale beverage distribution companies. He received a Bachelor of Science in Business Administration from New York University in l964 and a Masters Degree in Education from Brooklyn College in 1967.

     Scott Robinson

     Mr. Robinson became a Director in 1997. Mr. Robinson currently co-owns and operates one of the largest retail liquor operations in Colorado. Since returning to Denver, Colorado in 1988, he has doubled the size of this family owned business. Prior to that time, Mr. Robinson spent several years in the mortgage banking and real estate brokerage business in Dallas, Texas. A graduate of the University of Colorado, he also earned an MBA from Southern Methodist University in 1985.


     Directors do not receive any compensation for services as directors. During fiscal year 1996, the Company's Board of Directors performed the functions of a compensation committee of the Board in reviewing the compensation paid to employees, and of an audit committee in reviewing financial statements, management and internal audits. IMSCO does not have a separate Nominating or Compensation Committee.

Executive Compensation

Summary Compensation Table

     The following table sets for the annual and long-term compensation of the chief executive officer and other executive officers for services in all capacities for the fiscal years ended December 31, 1994, 1995 and 1996, Whose total annual salary and bonus exceeded $100,000 in any of those fiscal years.

                           SUMMARY COMPENSATION TABLE


                        Capacity in which                            Additional
Name of Individual           served           Year     Salary       Compensation
--------------------------------------------------------------------------------
                        Executive Officer      1996      $100,000
Sol. L. Berg            President and Chief    1995      $ 75,300    $ 75,000(1)
                        Executive Officer      1994      $ 51,944

James G. Yurak          Director and           1996            --    $100,000(2)
                        President of
                        DPI Subsidiary         1995            --
                        Executive Officer      1994            --

Dr. Alan D. Waldman     Director,              1996            --    $132,000(3)
                        Vice President         1995            --
                        and President          1994            --
                        of BEST Subsidiary

----------

(1) Consists of 150,000 shares of the Company received by Mr. Berg pursuant to the general exchange of the Company's shares for shares of DPI conducted in May 1996. In November of 1995, Mr. Berg had received 250,000 shares of DPI for assigning his patent to the decaffeination technology and for other services rendered. In 1995, the Board of Directors determined, without independent valuation, that the fair market value of each share of DPI to be approximately $.50 per share, based on the fact that (i) DPI was a newly formed, start-up entity with no assets or revenue, (ii) DPI was a closely held, non-public company with no established market for its shares, and
     (iii) the DPI shares were issued with restrictive legends on transfer. When all of the shares of DPI not owned by the Company were exchanged by the respective DPI shareholders in May 1996 for Company shares on a 0.6 Company shares to DPI share basis, Mr. Berg received the 150,000 shares of the Company. At the Board's estimated value of $.50 per share, Mr. Berg's 150,000 shares were worth approximately $75,000.


(2) In connection with the signing of his amended employment agreement in September 1996, Mr. Yurak was granted 75,000 shares of unregistered common stock of the Company. Using the same $1.32 price per share the shares were sold to HTP-II and PML, the shares granted to Mr. Yurak would have a value of $100,000.

(3) For his services the Company agreed to issue Dr. Waldman 100,000 shares of common stock in October 1996 which shares did not vest and were not delivered until January 1997. Using the same $1.32 price per share that shares were sold to HIP-II and PML, the shares issued to Dr. Waldman would have a value of $132,000.

--------------------------------------------------------------------------------

     There are no arrangements known to the Company which may at a subsequent date result in a change in control of the Company.

Employment Arrangements

     Effective as of September 1, 1996, the Company entered into an employment agreement with Sol L. Berg providing for Mr. Berg's employment as the Company's President for a three year term. Mr. Berg's salary under this agreement is $125,000 per year. Mr. Berg is also eligible to receive an annual bonus equal to 3.5% of the "Net Earnings" in excess of $1 million per year from the Company's "Heal & Seal" Division. The term "Net Earnings" shall mean the earnings of the Company's "Heal & Seal" Division before taxes for each given fiscal year and shall be conclusively determined to be those shown on the income statement for such fiscal year by the Company in its Annual Report on Form 10-KSB as filed with the Commission; or, if the Company shall not be subject to the reporting requirements of Sections 13 or 15 of the Securities Exchange Act of l934, as shown on the Company's income statement audited and certified by an independent certified public accountant. The annual bonus shall be paid within 90 days after the end of the Company's fiscal year end. For purposes of calculating the bonus, the Company shall be charged in the aggregate no more than 10% of its gross revenues by Company for royalties on licenses from Company to the Division and for administration and management fees. The agreement also provides that Mr. Berg shall be provided with a car by the Company and be reimbursed for automobile insurance. Mr. Berg shall also be entitled to medical insurance, vacation and other benefits provided to the Company's employees generally. In the event that Mr. Berg's employment with the Company is terminated by the Company other than for cause, Mr. Berg shall receive one year's base salary. In connection with the exchange of his DPI stock for the Company's Common Stock, Mr. Berg received 150,000 shares of the Company's Common Stock.

     Effective as of February 26, 1997, DPI entered into a consulting agreement with Mr. James G. Yurak to provide marketing and sales consulting services and advice to DPI through December 31, 1999. Under Mr. Yurak's agreement, he is paid a base retainer of $12,000 per year and will be paid a per diem fee of $1,000 when specific services are expressly requested by DPI. Additionally, for sales orders generated by Mr. Yurak within North America, excluding Hughes, Edwards & Price, Inc., he will be paid commission of 3% of the first $5 million in sales, 2% of the next sales between $5 million and $15 million and 1% of all sales in excess of $15 million. the commissions shall be paid when received by the Company. From February 23, 1996 through February 26, 1997 Mr. Yurak served as President and Chief Executive Officer of DPI. As total compensation for such services Mr. Yurak was also granted 75,000 shares of the Company's Common Stock upon signing his employment agreement and 75,000 shares after one full year of employment.

     Effective as of September 1, 1996, the Company entered into an employment agreement with James Crose providing for Mr.Crose's employment as the Company's Vice President of Engineering for a two year term. Mr. Crose's salary under this agreement is $75,000 per year. Mr. Crose shall also be entitled to medical insurance, vacation and other benefits provided to the Company's employees generally.

     On August 13, 1996, the Company entered into a Business Consulting Agreement with Mr. Edmund Abramson for a period of three years at an annual cash compensation of $200,000, excluding benefits. The services to be rendered by Abramson under his Consulting Agreement consist of advice and opinions to the Company concerning business and financial problems in connection with the operation and management of the Company, capital structuring and private and public equity and debt financing, shareholder relations (including assistance in the preparation of the Company's Annual Report), acquisitions, mergers, and other similar business combinations. Abramson is obligated to render such services as are reasonably necessary to pursue the transactions contemplated therein, provided, however, that Consultant shall have sole discretion as to the form, manner and place in which said advice shall be given under this Agreement. At no time is Abramson under any obligation whatsoever to render written opinions or reports in connection with any advice he may give to the Company. Abramson is obligated to devote to the Company only such time as he may deem necessary, and when reasonably requested by the Company, and shall not be prevented or barred from rendering services of any nature whatsoever for or on behalf of persons, firms or corporations other than the Company, provided however that Consultant agrees not to such a third party engagement during the term of the agreement with any company or entity that competes in the same line or lines of business as the Company or its subsidiaries. Consequently, Consultant shall not be an employee of the Company but shall be an independent contractor to the extent permitted by applicable law. Edmund Abramson was Chairman of the Board and a director of Ferrara Food Company, Inc., from May, 1992, until March 1996. From April 1990 to September 1992, Mr. Abramson was President of Adelaide Holdings, Inc., a public company. From August 1990 to December 1992, Mr. Abramson was Chairman of the Board of Restaurant Enterprises, Inc., a company that owns and operates restaurants in South Florida. From 1984 to 1990, Mr. Abramson was on the Board of Directors of International Recovery which is now trading on the New York Stock Exchange. The agreement also provides that Mr. Abramson shall be provided with a car by the Company and be reimbursed for automobile insurance. Mr. Abramson shall also be entitled to medical insurance. In the event that Mr. Abramson's agreement with the Company is terminated by the Company, Mr. Abramson shall receive two year's base cash compensation. Mr. Abramson was also granted 100,000 shares of the Company's Common Stock and an option to purchase 100,000 shares of Common Stock at $1.50 per share.

See "Stock Option Plan". For fiscal year ended December 31, 1996, Mr. Abramson received total consulting fees having a value of $291,666 from the Company, which consisted of the described 100,000 shares of common stock and cash of $91,666.

     On August 13, 1996, the Company entered into a three year Consulting Agreement with WRA Consulting, Inc. a corporation having Willa Rose Abramson, wife of Edmund Abramson ("WRA") as its sole director and shareholder. Under the agreement, if WRA finds $1 million in capital financing for the Company, the Company shall grant WRA 150,000 shares of Common Stock and warrants or options to acquire an additional 150,000 shares of Common Stock at $1.50 per share. If WRA arranges a transaction with a third party introduced by WRA which has a consideration or value to the Company of $5 million or greater, whether through a merger, acquisition, business combination or security placement for the benefit of the Company, it shall receive an additional 250,000 shares of the Company's Common Stock and 250,000 warrants to purchase Common Stock, exercisable at $1.50 per share for a period ending December 31,1999. If the transaction is assisting in arranging capital for the Company, it shall also receive an investment banking fee equal to five percent of amounts in excess of $5 million. WRA introduced HTP, HTP-II an PML to the Company and assisted in the Company's sale of the $3 million of common stock to such parties in November and December 1996. The agreement also grants WRA a bonus equal to 5% of the "Net Earnings" in excess of $3 million per year from the Company if WRA is successful in arranging an equity or debt placement for the Company, or a transaction which has a consideration or value to the Company of $5 million or greater. The term "Net Earnings" shall mean the earnings of the Company before taxes for each given fiscal year and shall be conclusively determined to be those shown on the income statement for such fiscal year by the Company in its Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission; or, if the Company shall not be subject to the reporting requirements of Sections 13 or 15 of the Exchange Act, as shown on the Company's income statement audited and certified by an independent certified public accountant. The annual bonus shall be paid within 90 days after the end of the Company's fiscal year end. In consideration of its arranging the $3 million sale and exchange of Common Stock to HTP, HTP-II and PML in November and December 1996, the Board of Directors has determined that WRA is entitled to receive 150,000 shares of Common Stock and 150,000 Class B Warrants entitling it to acquire Common Stock for $1.50 per Share for a period ending December 31, 1999.

     Effective as of September 1, 1996, Universal Sales, Inc., also entered into a Sales Administration and Servicing Agreement ("Universal Agreement") with the Company for a seven year term, providing a broad scope of sales administration and services to the Company. As compensation for its services, Universal shall receive an amount equal to 2.5% of the Company's gross revenues from operations in excess of $5 million per annum. Mr. Victor Bauer, a Director of the Company, is also the President and a 50% shareholder of Universal Sales. Additionally, under the Universal Agreement, Universal shall be entitled to a sales commission equal to 2.5% of the gross revenues resulting from all sales generated through the efforts of Universal. Universal also received $31,500 and 75,000 Shares of Common Stock as compensation for services rendered to the Company in 1996.

     The Company currently provides medical insurance to all its employees. Except as described above, there are presently no pension or other plans or arrangements pursuant to which renumeration is proposed to be paid in the future to any of the officers or directors of the Company other than as set forth above. At the present time, the directors do not receive compensation of any form. Except as provided, the Company does not provide life, health or medical plans to officers that are not available to all employees. Except as provided above, the Company has no other employment contracts with any executive officers or other employees.


Certain Limited Liability, Indemnification and Anti-Takeover Provisions

     The Company's Articles of Incorporation limit the liability of its directors to the fullest extent permitted by the Delaware Business Corporation Law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for liability for (i) any breach of the duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain securities law, or (v) any transaction from which the director derives an improper personal benefit. Liability under Federal securities laws are not limited by the Articles of Incorporation.

     The Delaware Business Corporation Law requires that the Company shall indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of the Delaware indemnification statute for a complete statement of such indemnification rights. The Company's Restated Bylaws require the Company to provide indemnification to the fullest extent of the Indemnification statute.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is aware that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stock Option Plan

     In July 1996, the Company adopted a Non-Qualified Stock Option Plan (the "Plan"). An aggregate of 1,500,000 shares of Common Stock are authorized for issuance under the Plan. The Plan provides that incentive and non-qualified options may be granted to officers, directors, consultants and key employees to the Company for the purpose of providing an incentive to those persons to work for the Company. The Plan may be administered by either the Board of Directors or a committee of three directors appointed by the Board ("Committee"). The Committee has wide latitude in determining the recipients of options and numerous other terms and conditions of the options. The Board or Committee determines, among other things, the persons to whom stock options are granted, the number of shares subject to each option, the date or dates upon which each option may be exercised and the exercise price per share.

     Options granted under the Plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the optionee's termination of employment or consulting arrangement with the Company, except that under certain circumstances an optionee may exercise an option within the three-month period after such termination of employment. An optionee may not transfer any options except that an option may be exercised by the personal representative of a deceased optionee within the three-month period following the optionee's death.


     Employees as well as other individuals, such as outside directors, who provide necessary services to the Company, are eligible to participate in the Plan. Non-employees and part-time employees may receive only non-qualified stock options. The maximum number of shares of Common Stock for which options may be granted under the Plan is 1,500,000 shares. On August 13, 1996, 100,000 shares of Common Stock were issued under the Plan and options to acquire 100,000 shares of Common Stock exercisable at a price of $1.50 per share for a period of five years were issued to Edmund Abramson a business consultant for the Company for services rendered pursuant to his Consulting Agreement with the Company. On October 10, 1996, 60,000 shares of Common Stock were authorized for Dr. Alan Waldman, an executive officer and consultant to the Company, for services rendered through 1996. Dr. Waldman's 60,000 shares of Common Stock vested and were issued on January 2, 1997. Mr. Vernon Oberholtzer, a former Director of the Company who resigned in February 1997 was granted stock options under the Plan to acquire 10,000 Shares of the Company's Common Stock for a price of $1.32 per Share, exercisable over a period ending December 31, 1999.


     Each Director serves until the next annual meeting of shareholders, or until his successor is elected and qualified. The term of each officer is at the discretion of the Board of Directors. The by-laws provide that the Chairman of the Board of Directors has a second vote in the event that a majority vote of the Board of Directors is not obtained.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, each director of the Company and all directors and officers of the Company as a group, and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and such group and the percentage of the shares of the Company's outstanding Common Stock owned by each such person and such group. In all cases, the named person individually or together with his spouse has sole voting power and sole investment power over the securities.


Name and Address of                 Amount and Nature of
Beneficial Owner                    Beneficial Ownership       Percent of Class
----------------                    --------------------       ----------------

Hampton Tech Partners II, LLC
8400 East Prentice Avenue
Englewood, CO 80111 (1)                   1,117,424                 18.3%

Hampton Tech Partners, LLC
8400 East Prentice Avenue
Englewood, CO 80111 (2)                     150,000                  2.5%

Proxhill Marketing, Inc.(3)(4)            1,263,635                 20.7%
9250 E. Costilla Avenue
Englewood, CO 80112

Sol L. Berg (5)                             385,000(6)               6.3%
11 Royal Crest Drive
North Andover, MA  01845

Gloria Berg                                 165,250(7)               2.7%
11 Royal Crest Drive
North Andover, MA 01845

Dr. Alan Waldman (5)                        170,000                  2.8%
184 Seiffert Court
Oceanside, NY  11572

Mrs. Alexander T. Hoffman                   369,900                  6.0%
1660 Old Country Road
Plainview, NY  11803

Vic Bauer (5)(8)                             85,000(4)               1.4%
c/o IMSCO, Inc.
40 Bayfield Drive
North Andover, MA 01845

James Yurak (5)(9)
c/o IMSCO, Inc.
40 Bayfield Drive
North Andover, MA 01845                     150,000                  2.4%

WRA Consulting, Inc. (11)
1800 Northeast 114th St.
Miami, FL 33181                             150,000                  2.4%


All Officers and Directors                  955,250                 14.5%
as a group (6 persons)

---------------
(1) The members of Hampton Tech Partners II, LLC ("HTP-II") who indirectly and beneficially own these shares of the Company are:


     Steven Demby, Equitrust Mortgage Corporation, David McCall, Scott Robinson, Kent Lovelace, Bennett Aisenberg, Gerald Gray, Tyler Runnels, Andrew Telsey, Breverly Morton, Grant Street Joint Venture, Andrew Telsey, SEP/IRA, David Sprang, James Curtis, Mark Rosenberg, Charles McKenney, Michael Geller, Hampton Partners Investments, LLC, 181 Realty, Inc., Capital Market Solutions, Inc. Clifford Greenbaum, Jolie Robinson, Henrik Oerbekker, Russell Scott, Joseph Scott, Suzanne Robinson, Doug Hickok, Bob Sanderman, Mark Bradford, Stanley Cohen, and Mark Lampirski. Mr. Scott Robinson, a Director of the Company, is a member of HTP-II and is the brother of Mr. Jeffrey Robinson, who is the President of Hampton Partners Investments, Inc., the Managing Member of HTP-II.

(2) The members of Hampton Tech Partners, LLC ("HTP") who indirectly and beneficially own these shares of the Company are:


     Hampton Partners Investments, Inc., Kent Lovelace, David McCall, Scott Robinson, Jack Robinson, Wexler & Burkhart, Del Morton, David Strang, and Henrik Oerbekker. Mr. Scott Robinson, a Director of the Company, is a member of HTP-I and is the brother of Mr. Jeffrey Robinson, who is the President of Hampton Partners Investments, Inc., the Managing Member of HTP-I.


(3) The unrelated persons who benefically own the Proxhill Marketing Limited shares are GRO Enterprises, Inc., SOURCE CORP., ADEX Corp. and Mr. Gary Graham.

(4) Does not include 127,272 Shares issuable to Proxhill Marketing, Ltd., upon exercise of the Class D Warrants for the exercise price of $1.32 per Share.

(5)  Denotes a director of the Company.

(6) The shares shown as owned by Sol L. Berg do not include either (i) 165,250 shares owned by his wife, Gloria Berg, or (ii) 150,000 shares owned directly by Sol L. Berg's three adult children, since Mr. Berg has disclaimed any interest and may not be deemed to have voting or investment power over these shares.

(7) The shares shown as owned by Gloria Berg do not include either (i) 235,000 shares owned by her husband, Sol L. Berg, or (ii) 150,000 shares owned directly by Sol L. Berg's three adult children, since Mrs. Berg may not be deemed to have shares voting or investment power over these shares.

(8) Includes 75,000 Shares beneficially owned by Mr. Bauer through Universal Sales, Inc., and 10,000 Shares that are directly owned by Mr. Bauer's sons, Ian and Jason Bauer. Does not include the Class C Warrants which entitle Mr. Bauer to acquire 50,000 Shares at an exercise price of $2.875 per Share, exercisable over a period of three years ending December 31, 1999.


(9) Includes the 150,000 shares of Common Stock granted to Mr. Yurak in connection with his former employment agreement as President and Chief Executive Officer of DPI.


(10) Excludes options to purchase 10,000 shares at a price of $1.50 per share.

(11) Excludes Class B Warrants to purchase up to 150,000 shares of Common Stock at a price of $1.50 per share, which underlying shares issuable upon exercise of the Class B Warrants are being registered in this offering. The sole shareholder and director of WRA Consulting, Inc. is Willa Rose Abramson, the wife of the Company's consultant, Edmund Abramson. Mr. Abramson has disclaimed any interest in and may not be deemed to have voting or investment power over those shares.

*    Less than 1%

     There are no arrangements known to the Company which may, at a subsequent date, result in a further change in control of the Company.

                              CERTAIN TRANSACTIONS

     In August 1996, Hampton Tech Partners, LLC ("HTP") acquired $300,000 in promissory notes from the Company and 150,000 shares of Common Stock for the total consideration of $300,000. The notes were repaid in full on October 22, 1996. On September 20, 1996, the Company entered into a Purchase Agreement with HTP-II wherein HTP-II acquired 1,136,363 shares of Common Stock for $1,500,000 in cash or $1.32 per share. The proceeds of the $1.5 million sale of stock to HTP-II were used to repay the $300,000 note to HTP. Shares acquired by HTP and HTP-II are being registered pursuant to this Registration Statement.

     On September 20, 1996, the Company entered into the Media Purchase Agreement with PML, wherein PML agreed to sell $1,500,000 of media credits to the Company in consideration for the Company issuing 1,136,363 shares of Common Stock, representing a price of $1.32 per share. The Shares acquired by PML are being registered pursuant to this Registration Statement. In connection with the private placement of the Shares to HTP, HTP-II and PML, First Capital Investments, Inc., a broker-dealer which is a member of the National Association of Securities Dealers, Inc. ("NASD"), received the 242,273 Class A Warrants entitling it to acquire Common Stock for the price of $1.45 per Share exercisable over a period ending July 31, 2001. For advertising and marketing services rendered to the Company in 1996 and 1997, PML also received the 127,272 Class D Warrants, entitling it to acquire Common Stock for the price of $1.32 per Share for a period ending July 31, 2001.


     In 1996, Mr. Sol L. Berg, a Director and President of the Company, received 150,000 shares of Common Stock in exchange for the DPI shares owned by Mr. Berg which were issued in 1995 as compensation for services rendered. In 1996, Mr. James G. Yurak, a Director and then President of the DPI subsidiary, received 75,000 shares of Common Stock for services rendered. In 1997, Mr. Yurak received an additional 75,000 shares of Common Stock for services rendered. In 1996, Dr. Alan Waldman entered into an understanding that he shall receive 100,000 shares of Common Stock representing payment for services due him under his consulting agreement through December 31, 1996, with the shares vesting and being issued on January 2, 1997. In l996, David E. Fleming, a member of Epstein, Becker & Green, P.C., counsel to the Company, received 90,000 shares of the Company's Common Stock for various legal services rendered to the Company over the prior two years, which shares will vest on January 1, 1997. In 1996, Mr. Vernon Oberholtzer, a Director of the Company, received stock options to acquire 10,000 Shares for a price of $1.32, exercisable over a period ending December 31, 1999. In 1996, Universal Sales, Inc. ("Universal"), a sales and marketing company of which Mr. Victor Bauer, a Director of the Company, is President and a 50% shareholder, received cash compensation in the amount of $31,500, and became entitled to 37,500 shares of Common Stock and options to acquire 37,500 shares of Comon Stock exercisable for a price of $1.50 per share exercisable over a period ending December 31,1999 for services rendered to the Company, including the recruitment of the services of Mr. Abramson for the Company. Mr. Sol Berg borrowed the amount of $25,000 from the Company in January 1997, which amount is evidenced by a promissory note bearing interest at 9% per annum and is due in full on June 29, 1997.



                              SELLING SHAREHOLDERS

     All of the Common Shares registered are to be offered for the account of the following shareholders (the "Selling Shareholders"). The following sets forth certain information with respect to the Selling Shareholders. The Company has no knowledge of the intentions of any of the Selling Shareholders to actually sell any of the shares listed under the column "Shares to be Sold."

                                                     Ownership            Shares            Ownership       Percentage of
                                                       Prior               to be              After           Class Owned
Selling Shareholder                                 to Offering(1)         Sold              Offering      After Offering(1)
-------------------                                 --------------         ----              --------      -----------------

Hampton Tech Partners I, LLC                          150,000             150,000             150,000              2.5%

Hampton Tech Partners II, LLC(1)                    1,136,363           1,136,363           1,136,363             18.6%

Proxhill Marketing, Limited                         1,263,635           1,263,635           1,263,635             18.6%(2)

First Capital Investments, Inc.(3)                    242,272             242,272             242,272              0

WRA Consulting, Inc.(4)                               300,000             300,000             300,000              6.5%

----------
(1) Of the 1,136,363 Shares reflected by HTP, 18,940 are being registered on behalf of Mr. Bernard L. Shaw, who elected to directly purchase $25,000 of Shares at $1.32 per Share under HTP's Agreement with the Company.

(2) Includes 127,272 Shares issuable upon exercise of the Class D Warrants. The percentage of class reflects the 1,136,363 Shares outstanding and held at the date of this Prospectus.

(3) Includes 242,272 Shares issuable upon exercise of the Class A Warrants. None of these Shares are currently outstanding

(4) Includes 150,000 Shares issuable upon exercise of Class B Warrants. The sole officer, director and shareholder of WRA Consulting, Inc., is Willa Rose Abramson. The percentage of class reflects that 150,000 Shares will be issued and outstanding on the effective date of this Prospectus.



     HTP-II, PML and First Capital Investments, Inc., the holders of an aggregate of 2,623,339 of the outstanding Shares and Shares underlying the Class A and Class C Warrants being registered hereunder, have agreed under the respective Stock Purchase Agreements and the Media Purchase Agreement with the Company to contractually have the Shares restricted on sale under a "lock-up" agreement. Under the lock-up agreement, one-third (1/3) of the Shares will be released at any time after the effective date of the Registration Statement. After the release of the initial one-third of the Shares, the remaining two-thirds (2/3) of the Shares shall be locked-up until July 15, 1997. The Company currently intends to enforce the lock-up arrangements and has no plan or current intentions to modify or release the lock-up requirements. During the "lock-up" period, after this Prospectus has become effective, HTP-II shall have the right to distribute its Shares to its shareholder-members, provided that each shareholder-member shall be individually subject to the "lock-up" time periods. After the respective "lock-up" has expired, each holder, including the various shareholder-members of HTP-II, have agreed with the Company to only sell Shares at the same rate as permitted under Rule 144.


                              PLAN OF DISTRIBUTION

     Any or all of the Shares may be sold from time to time directly to purchasers by the Selling Shareholders. The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholder and any broker-dealers that act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts, concessions or commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Shareholder and any discounts, concessions or commissions and other items constituting compensation from the Selling Shareholder and any discounts, concessions or commissions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

     The Company is paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incident to the offering and sale for the Shares to the public, which are estimated to be approximately $54,000. If the Company is required to update this Prospectus during such period, it may incur additional expenses in excess of the amount estimated above.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless they have been registered or qualify for sale in such state or an exemption from regulation or qualification is available and is complied with.

                            DESCRIPTION OF SECURITIES

General

     The Company is authorized to issue an aggregate of 15,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Preferred Stock may be issued in such series, and with such rights, designations and privileges as the Board of Directors of the Company may, from time to time, authorize.

Common Stock

     Holders of the Common Stock are entitled to one vote per share and, subject to the rights of the holders of the Preferred Stock (discussed below), to receive dividends when and as declared by the Board of Directors and share ratably in the assets of the Company legally available for distribution in the event of the liquidation, dissolution or winding up of the Company.

     Holders of the Common Stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. In the event the Company were to elect to sell additional shares of its Common Stock following this Offering, investors in this Offering would have no right to purchase additional shares of such stock and consequently, their percentage of equity interest in the Company would be diluted.

     The shares of Common Stock offered hereby will be, when issued and paid for, fully paid and not liable for further call or assessment.

     Holders of the voting stock do not have cumulative voting rights, which means that the holders of more than half of the shares of voting stock can elect all of the Company's Directors, if they choose to do so, and in such event the holders of the remaining shares would not be able to elect any Directors. The Board is empowered to fill any vacancies on the Board created by the resignation of Directors.

     Except as otherwise required by the Delaware Corporation Law, all shareholder action (other than the election of Directors, who are elected by a plurality vote) is taken by vote of a majority of shares of voting stock present at a meeting of shareholders at which a quorum (a majority of the issued and outstanding shares of the Company's voting stock) is present in person or by proxy.

Preferred Stock

     Pursuant to its Certificate of Incorporation, the Company is authorized to issue a maximum of 1,000,000 shares of Preferred Stock in such series and with such rights, designations and privileges (including voting rights and dividends) as the Board of Directors may, from time to time, authorize. To date, no Preferred Stock has been issued or designated as to terms. The Company currently has no plans, arrangements, commitments or intentions to issue any of the Preferred Stock.

Warrants and Options


     As of December 31, 1996, there were warrants and stock options outstanding to purchase an aggregate of approximately 1,055,773 shares of Common Stock at exercise prices ranging from $1.45 to $2.00 per share. The warrants and options contain provisions for the adjustment of the exercise prices in certain events, including sales of Common Stock at less than the exercise price, stock dividends, stock splits, reorganizations, reclassifications or mergers. The warrants and options expire on various dates between February 1999 and October 2001. The holders of the Class A Warrants, Class B, Class C and Class D Warrants which are outstanding on the date of this Prospectus are entitled to registration rights for the underlying Common Stock, which underlying shares represent 242,272 Shares, 150,000 Shares, 50,000 and 127,272 Shares, respectively.


     The 242,272 Class A Warrants entitle the registered holder thereof to purchase one share of Common Stock at a price of $1.45 per share, subject to adjustment in certain circumstances. The Class A Warrants will expire at 5:00 p.m., New York City time, on July 31, 2001.

     The 150,000 Class B Warrants entitle the registered holder thereof to purchase one share of Common Stock at a price of $1.50 per share, subject to adjustment in certain circumstances. The Class B Warrants will expire at 5:00 p.m., New York City time, on December 31, 1999.

     The 50,000 Class C Warrants entitle the registered holder thereof to purchase one share of Common Stock at a price of $2.875 per share, subject to adjustment in certain circumstances. The Class C Warrants will expire at 5:00 p.m., New York City time, on December 31, 1999.

     The 127,272 Class D Warrants entitle the registered holder thereof to purchase one share of Common Stock at a price of $1.32 per share, subject to adjustment in certain circumstances. The Class D Warrants will expire at 5:00 p.m., New York City time, on July 31, 2001.

     The exercise price and number of shares of Common Stock issuable on exercise of the Warrants are subject to adjustments under certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at a price below their respective exercise prices. The warrantholders do not have the rights or privileges of holders of Common Stock, including, without limitation, the right to vote on any matter presented to stockholders for approval.

Transfer Agent

     The Transfer Agent and Registrar for the Company's Common Stock is Progressive Transfer Company. The Company acts as its own transfer registrar for the Warrants.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Upon the consummation of this offering based on the shares outstanding on December 31, 1996, the Company will have 6,167,424 shares of Common Stock outstanding. Of these shares, approximately 4,987,422 outstanding shares, including the 2,572,727 outstanding shares being registered in this Prospectus, excluding 569,544 shares issuable upon exercise of the Warrants, will be freely tradable without restriction or further registration under the Securities Act, except for any shares held by an "affiliate" of the Company (as defined in the Securities Act and the rules and regulations thereunder) which will be subject to the limitations of Rule 144.


     All of the remaining 1,105,002 shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering. Approximately 790,000 such shares are currently eligible for sale under Rule 144.


     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Common Stock to be sold for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.


     No prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities in the future.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The By-laws of the Company provide for the indemnification of the directors and officers of the Company, for certain liabilities and costs incurred by them in connection with performance of their duties. This indemnification may include indemnification for liabilities arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

     The law firm of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 has acted as counsel for the Company in connection with the validity of the Common Stock offered hereby. Mr. David Fleming, a member of Epstein, Becker & Green, P.C., owns approximately 115,000 Shares of the Company's Common Stock.

                                     EXPERTS

     The financial statements for each of the two years ended December 31, l995, and l996 appearing in this Prospectus and Registration Statement have been so included in reliance on the reports of Gordon Harrington & Osborn, P.C., independent accountants, given on the authority of said firms as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith, copies of which may be obtained at prescribed rates from the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, New York 10007, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400 Chicago, Illinois, 60604. Descriptions contained in this Prospectus as to the contents of any agreement or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement or document.

     The  Company  intends  to  furnish  to  its  stockholders   annual  reports
containing financial statements audited and reported upon by its independent public accountants.

GORDON, HARRINGTON & OSBORN, P.C.
Certified Public Accountants

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Imsco Technologies, Inc.:

We have audited the accompanying consolidated balance sheet of Imsco Technologies, Inc. (a development stage enterprise) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statement of operations and deficit and cash flows for the years ended December 31, 1996 and 1995 and the cumulative amounts from July 9, 1992 (inception of the current development stage) to December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Imsco Technologies, Inc. (a development stage enterprise) and subsidiaries as of December 31, 1996 and 1995 and the results of their consolidated operations and their consolidated cash flows for the years ended December 31, 1996 and 1995 and the cumulative amounts from July 9, 1992 (inception of the current development stage) to December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $762,758 during the year ended December 31, 1996. As discussed in Notes 1, 8 and 9, the Company has suffered continuing losses from now discontinued losses and development stage operations. The continuing losses raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /S/ GORDON, HARRINGTON & OSBORN, P.C.
North Andover, MA
April 2, 1997

30 Massachusetts Avenue, North Andover, Massachusetts 01845-3413. Tel. (508) 689-0601

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)
                           CONSOLIDATED BALANCE SHEET
                        As of December 31, 1996 and 1995


                                                        1996            1995
                                                    -----------     -----------
Current assets:
  Cash and cash equivalents                         $   450,880     $     8,634
  Prepaid advertising                                 1,500,000
  Miscellaneous receivable                              200,000
                                                    -----------     -----------
      Total current assets                            2,150,880           8,634
                                                    -----------     -----------

Property and equipment:
  Equipment & furniture                                 151,717          76,672
  Leasehold improvements                                  5,845           4,900
  Less accumulated depreciation                         (78,246)        (78,246)
                                                    -----------     -----------
      Net property & equipment                           79,316           3,326
                                                    -----------     -----------

Other assets:
  Organization costs, net of
    amortization of $28,060                                 100             100
  Deposits                                               21,648             390
  Due from officer                                                          530
                                                    -----------     -----------
      Total other assets                                 21,748           1,020
                                                    -----------     -----------
      Total assets                                  $ 2,251,944     $    12,980
                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                  $    28,877     $    52,927
  Accrued payroll taxes                                  10,550           2,044
  Accrued expenses                                       38,456           8,372
                                                    -----------     -----------
      Total current liabilities                          77,883          63,343
                                                    -----------     -----------

Minority interest                                           -0-             -0-

Stockholders' equity (deficit):
  Common stock, par value $.001 per
    share, 15,000,000 shares
    authorized; 6,092,425 issued and
    outstanding and 3,000,000 shares
    authorized; 2,994,839 issued and
    outstanding, respectively                             6,092           2,995

  Preferred stock, par value $.001 per
    share, 1,000,000 shares authorized,
    -0- shares issued and outstanding                         0               0

  Additional paid-in capital                          4,778,089       1,794,004

  Accumulated deficit:
    Development stage                                (1,989,212)     (1,226,454)
    Discontinued operations                            (620,908)       (620,908)
                                                    -----------     -----------
      Total accumulated deficit                      (2,610,120)     (1,847,362)
                                                    -----------     -----------
      Total stockholders' equity (deficit)            2,174,061         (50,363)
                                                    -----------     -----------
      Total liabilities and
        stockholders equity (deficit)               $ 2,251,944     $    12,980
                                                    ===========     ===========


          See accompanying notes to consolidated financial statements.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
          For the Years Ended December 31, 1996 and 1995 and Cumulative Amounts from July 9, 1992 (inception of the current development stage)

                                                                    Cumulative
                                                                      Amounts
                                                                       from
                                                                      current
                                                                    development
                                          1996           1995          stage
                                      -----------    -----------    -----------
Operating expenses:
  Development expense                 $    53,838    $    30,759    $   196,863
  Salaries and wages                       42,087         82,645        245,849
  Officers' salaries                       61,375        110,458        333,069
  Payroll taxes                            10,006         20,407         55,270
  Outside labor                                                         120,350
  Professional services                   458,483        116,434        683,545
  Public relations                          1,800                         1,800
  Rent                                     22,470         15,088         79,998
  Insurance                                22,344         12,553         54,838
  Travel & business meetings               35,222          8,754         66,542
  Auto expense                              3,716          2,580         24,292
  Telephone & utilities                     9,199          4,226         33,697
  Office expense                           25,905          3,468         40,247
  Equipment rental                          4,883                         8,345
  Contributions                                                              35
  Corporate fees                            6,496          1,328         40,605
                                      -----------    -----------    -----------
      Total operating expenses            757,824        408,700      1,985,345

Other income (expense):
  Interest & dividend income                3,022          3,070          6,092
  Interest expense                         (7,500)             0         (9,047)
                                      -----------    -----------    -----------

Loss before provision
  for income taxes                       (762,302)      (405,630)    (1,988,300)

Provision for income taxes                   (456)          (456)          (912)
                                      -----------    -----------    -----------

Net loss from development                (762,758)      (406,086)    (1,989,212)
                                                                    ===========

Accumulated deficit-development
 stage at beginning of year            (1,226,454)      (820,368)
                                      -----------    -----------

Accumulated deficit-development
 stage at end of year                  (1,989,212)    (1,226,454)
                                      -----------    -----------

Accumulated deficit-discontinued
 operations                              (620,908)      (620,908)
                                      -----------    -----------
     Total accumulated deficit        $(2,610,120)   $(1,847,362)
                                      ===========    ===========

Net loss per common share             $      (.23)   $      (.14)
                                      ===========    ===========

Weighted average number of
 shares outstanding                     3,274,954      2,899,790
                                      ===========    ===========


          See accompanying notes to consolidated financial statements.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
          For the Years Ended December 31, 1996 and 1995 and Cumulative Amounts from July 9, 1992 (inception of the current development stage)

                                                                                                                        Cumulative
                                                                                                                          Amounts
                                                                                                                       from current
                                                                                                                        development
                                                                                  1996                 1995                stage
                                                                              -----------          -----------          -----------
Cash flows for operating activities:
  Cash received from dividends and interest                                   $     3,022          $     3,070          $     6,092
  Cash received from customers                                                                                               57,004
  Cash received from research and testing                                                                                     8,187
  Cash received from unemployment taxes                                                                                         170
  Cash received from travel reimbursements
    and other rebates                                                                                      408                  938
  Cash  paid to suppliers and employees                                          (758,406)            (320,126)          (1,802,508)
                                                                              -----------          -----------          -----------
     Net cash used by operating activities                                       (755,384)            (316,648)          (1,730,117)
                                                                              -----------          -----------          -----------

Cash flows form investing activities:
  Prepaid Research Testing                                                                                                   (7,734)
  Purchase of Fixed Assets                                                        (75,990)                                  (78,538)
                                                                              -----------          -----------          -----------

     Net cash provided (used) by investing activities                             (75,990)                                  (86,272)
                                                                              -----------          -----------          -----------

Cash flows from financing activities:
  Interim Loan financing                                                          300,000                                   385,000
  Proceeds from issuance of common stock                                          973,620              162,000            1,896,376
                                                                              -----------          -----------          -----------
     Net cash provided by financing activities                                  1,273,620              162,000            2,281,376
                                                                              -----------          -----------          -----------

Net increase (decrease) in cash and  cash equivalents                             442,246             (154,648)             464,987
Cash and cash equivalents at beginning of year                                      8,634              163,282              (14,107)
                                                                              -----------          -----------          -----------
Cash and cash equivalents at end of year                                      $   450,880          $     8,634          $   450,880
                                                                              ===========          ===========          ===========

                               RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES

Net loss                                                                      $  (762,758)         $  (406,086)         $(1,989,212)
                                                                              -----------          -----------          -----------
Increase in prepaid advertising                                                (1,500,000)                               (1,500,000)
Increase in miscellaneous receivable                                             (200,000)                                 (200,000)
Decrease in Due from Officers                                                         530                                      (120)
Depreciation and amortization                                                                                                 2,613
Contract Services paid with common stock                                          213,562              107,013              437,045
Prepaid advertising paid with common stock                                      1,500,000                                 1,500,000
Increase (decrease) in accounts payable                                           (24,050)             (14,798)             (35,574)
Increase (decrease) in accrued payroll taxes                                        8,506              (11,399)              10,550
Increase in accrued expenses                                                       30,084                8,372               38,456
Decrease (increase) in deposits                                                   (21,258)                 150              (16,973)
Decrease in accounts receivable                                                                                               2,998
Decrease in inventory and assets                                                                           100               20,100
                                                                              -----------          -----------          -----------
    Total adjustments                                                               7,374               89,438              259,095
                                                                              -----------          -----------          -----------

Net cash used by operating activities                                         $  (755,384)         $  (316,648)         $(1,730,117)
                                                                              ===========          ===========          ===========

     See accompanying notes to consolidated financial statements.

                            IMSCO TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995

                                                                                          Total
                                                                      Additional       Stockholders'
                                                    Common             Paid-in          Accumulated          Equity
                                                     Stock             Capital            Deficit           (Deficit)
                                                     -----             -------            -------           ---------
Balance at December  31, 1994                     $     2,751        $ 1,525,235        $(1,441,276)       $    86,710

Issuance of shares of $.001 par
 value for $1.25 per share                                 97            120,403             20,500

Issuance of shares  of $.001 par
 value for contract  services performed                   119            106,894            107,013

Issuance of shares  of $.001 par
 value for 1.55 per  share                                 11             16,989             17,000

Issuance of shares  of $.001 par
 value for $1.50 per  share                                17             24,483             24,500

Loss from development for the year
 ended December  31, 1995                                                                  (406,086)          (406,086)
                                                  -----------        -----------        -----------        -----------
Balance at December  31, 1995                           2,995          1,794,004         (1,847,362)           (50,363)

Issuance of subsidiary stock                                              10,000                                10,000

Issuance of shares of $.001 par value
  for $2.00 per share                                      10             19,990                                20,000

Issuance of shares of $.001 par value                     197               (197)

Issuance of shares of $.001 par value
  for contract services                                   284            213,278                               213,562

Issuance of shares of $.001 par value
  in payment of loan                                      227            299,773                               300,000

Issuance of shares of $.001 par value
  for prepaid advertising                               1,136          1,498,864                             1,500,000

Issuance of shares of $.001 par value
  at $1.32 per share                                      775            942,845                               943,620

Issuance of shares of .001 par value
  for subsidiary stock                                    468               (468)

Loss from development for the year
  ended December 31, 1996                                                                  (762,758)          (762,758)
                                                  -----------        -----------        -----------        -----------
Balance at December 31, 1996                      $     6,092        $ 4,778,089        $(2,610,120)       $ 2,174,061
                                                  ===========        ===========        ===========        ===========

        The accompanying notes are an integral part of these statements.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


1.   Summary of Significant Accounting Policies:

     Organization:

     In July 1996, IMSCO, Inc. was reincorporated in Delaware as IMSCO Technologies, Inc., the Company filed a Certificate of Incorporation in Delaware incorporating a new wholly-owned subsidiary, IMSCO Technologies, Inc. The Board of Directors of the Company at a meeting held in May 1996 voted, subject to the adoption by the stockholders, to merge into its wholly-owned subsidiary, IMSCO Technologies, Inc., a Delaware corporation. On July 9, 1996, the stockholders of IMSCO, Inc., voted to approve the change of corporate domicile from Massachusetts to Delaware. Therefore, on July 18, 1996, there remained one surviving corporation and the name surviving corporation became IMSCO Technologies, Inc. As of the effective date of the merger, each stockholder of the Company held one share of common stock, par value $.001 per share, of IMSCO Technologies, Inc. for each one share of common stock, par value $.001 per share, of IMSCO, Inc. previously held by him.

     Imsco Technologies, Inc., a Delaware corporation, is currently a development stage enterprise which has developed a core technology that achieves molecular separation with innovative applications of electrostatics. Until July 7, 1992, the Company was engaged in the sale of an automated luminometer and an accompanying reagent system that measures raw material for microbiogical contamination. The Company discontinued operations and liquidated the remaining inventory of reagents on April 16, 1993. Due to a lack of demand for the technology developed, the Company changed its focus and began applying its engineering and medical talents to the development of a separation system. No revenue has been received from current products to date. The technology developed has two prototypes. Tests of the Company's decaffeination technology have successfully removed caffeine from coffee. In addition, The Plasma Pure has been tested and can remove viruses from plasma.

     There are 15,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized, of which 6,092,425 and -0-, respectively are issued and outstanding at December 31, 1996.

     The Company's subsidiaries, Decaf Products, Inc. (DPI) and BioElectric Separation and Testing, Inc.; (BEST) (the subsidiaries) were formed in 1995. DPI was formed to market a unique proprietary technology to decaffeinate coffee. BEST was founded to create systems to improve human therapy, by developing new diagnostics and improved methods for production and use of drugs, biologics, and extracorporeal devices. As of December 31, 1996 and December 31, 1995 the subsidiaries had minimal activity, did not own any assets and are not liable for any liabilities.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

1.   Summary of Significant Accounting Policies: (Cont.)

     Principles of Consolidation:

     The consolidated financial statements include the accounts of the Company and its subsidiaries Decaf Products, Inc. (DPI) and BioElectric Separation and Testing, Inc, (BEST). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Property and Equipment:

     Property and equipment are stated at cost. Significant additions or improvements extending asset lives are capitalized; normal maintenance and repair costs are expended as incurred. Depreciation is provided on the straight-line method over the estimated useful lives of the assets ranging from five to ten years. No depreciation expense was charged to development stage operations for the years ended December 31, 1996 and 1995.

     Cash Equivalents:

     The Company considers all highly liquid investments with an original maturity of less than three months to be cash equivalents.

     Loss per Common Share:

     Loss per common share is based on the weighted average number of common shares and common equivalent shares outstanding during the year ended December 31, 1996 and 1995.

     Estimates:

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

2.   Leases:

     In 1993, the Company entered into an operating lease for office space which expired in August, 1996. The Company is currently leasing the premises as a tenant-at-will. Rental expense for the operating lease was $14,050 and $15,088 for the years ended December 31, 1996 and 1995, respectively. Under the terms of the lease the Company is responsible for 15% of operating expense and maintenance costs of the leased property, including 15% of any increase in real estate taxes. The Company is responsible for all utilities.

     In September 1996, the Company established an office at 950 Third Avenue, New York, New York, consisting of approximately 2,500 square feet of space, with the intention of conducting its sales, marketing and finance related activities. The Company has decided that it will be more efficient and cost effective to run all of its activities from the North Andover office for the near future and is negotiating to sub-lease or assign the lease at 950 Third Avenue to an unrelated party. The lease at 950 Third Avenue, New York, New York, is for a term of five years at an annual base rental of $32 per square foot. The lease contains standard pass-throughs by the unaffiliated landlord of increase in real estate taxes and operating expenses after the first year of occupancy. The 950 Third Avenue lease expires on January 31, 2002. Rental expense for the above lease was $8,020 for the year ended December 31, 1996.

     Minimum future lease payments under noncancelable operating leases as of December 31, 1996 are as follows:

        Year ending December 31:
          1997                                                 $78,575
          1998                                                  78,575
          1999                                                  78,575
          2000                                                  78,575
          2001                                                  78,575
          2002                                                   6,548

     The Company entered into various leases for equipment during thte year ended December 31, 1996. Minimum future lease payments under these noncancelable operating leases as of December 31, 1996 are as follows:

          1997                                                 $14,676
          1998                                                  14,676
          1999                                                  11,045


     Rental expense for the above leases was $4,883 for the year ended December 31, 1996.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

3.   Federal and State Income Taxes:

     As of December 31, 1996, the Company had net operating loss carryforwards for federal income tax purposes which expire as follows:

          2000                                              $    4,180
          2001                                                 181,180
          2002                                                 233,280
          2003                                                  88,125
          2004                                                  70,850
          Thereafter                                         2,032,140
                                                            ----------
                                                            $2,609,755
                                                            ==========

          The deferred tax asset from the benefit of the losses is $391,460 and $277,050 for the years ending December 31, 1996 and 1995, respectively which is offset by an equivalent reserve account each year.

          As  of  December  31,  1996,   the  Company  had  net  operating  loss
     carryforwards for state income tax purposes which expire as follows:

          1997                                              $  259,185
          1998                                                  40,825
          1999                                                 513,690
          2000                                                 405,630
          2001                                                 762,300
                                                            ----------
                                                            $1,981,630
                                                            ==========

          The deferred tax asset from the benefit of the losses is $188,250 and $115,800 for the years ending December 31, 1996 and 1995, respectively which is offset by an equivalent reserve account each year.

          State excise tax expense amounted to $456 for the years ended December 31, 1996 and 1995.

4.   Related Party Transactions:

     In August 1996, Hampton Tech Partners, LLC acquired $300,000 in promissory notes from the Company and 150,000 shares of Common Stock for the total consideration of $300,000. On September 20, 1996, the Company entered into a Purchase Agreement with Hampton Tech Partners II, LLC wherein Hampton Tech Partners II, LLC acquired 761,000 shares of Common Stock for $1,004,520 in cash or $1.32 per share. Private placement expenses of $77,400 were incurred during this transaction, reducing net cash proceeds to $927,120. Hampton Tech Partners II received 227,273 shares in repayment of the $300,000 promissory notes with Hampton Tech Partners, LLC and 129,151 shares in payment of private placement fees. Mr. Scott Robinson, a recently elected director of the Company, is a member of Hampton Tech Partners and Hampton Tech Partners II, LLC. Mr. Robinson's brother, Mr. Jeffrey Robinson is the sole shareholder of Hampton Partners Investments, Inc., the Managing Member of Hampton Tech Partners and Hampton Tech Partners II, LLC.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


4.   Related Party Transactions: (Continued)

     On September 20, 1996, the Company entered into the Media Purchase Agreement with Proxhill Marketing Ltd., wherein Proxhill Marketing Ltd. Agreed to sell $1,500,000 of media credits to the Company in consideration for the Company issuing $1,136,364 shares of Common Stock, representing a price of $1.32 per share. In connection with the private placement of the Shares of Hampton Tech Partners II, LLC, Hampton Tech Partners and Proxhill Marketing Ltd., First Capital Investments, Inc. a broker-dealer which is a member of the National Association of Securities Dealers, Inc. ("NASD"), received 242,272 Class A Warrants entitling it to acquire Common Stock for the price of $1.45 per Share exercisable over a period ending July 31, 2001. For advertising and marketing services rendered to the Company in 1996 and 1997, Proxhill Marketing Ltd. Also received 127,262 Class D Warrants, entitling it to acquire Common Stock for the price of $1.32 per share for a period ending July 31, 2001. As of December 31, 1996, the registration statement for the Class A Warrant Common Stock and Class D Warrant Common Stock had not been declared effective.

     In 1996, Mr. Sol L. Berg, a Director and President of the Company, received 150,000 shares of Common Stock in exchange for shares of common stock in Decaf Products, Inc. (DPI) based on a conversion of .60 IMSCO Technologies, Inc. shares for 1.00 Decaf Products, Inc. shares. In 1996, Mr. James G. Yurak, a Director and President of the DPI subsidiary, received 75,000 shares of Common Stock in exchange for shares of common stock in Decaf Products, Inc. (DPI) based on a conversion of .60 IMSCO Technologies,
     Inc. shares for 1.00 Decaf Products, Inc. shares. Mr. Yurak received another 75,000 shares of Common Stock in February 1997 upon the one year anniversary of his employment agreement with DPI. In 1996, Dr. Alan Waldman entered into an understanding that he shall receive 100,000 shares of Common Stock representing payment for services due him under his consulting agreement through December 31, 1996, with the shares vesting and being issued on January 1, 1997. In 1996, David E. Fleming, a member of Epstein, Becker & Green, P.C., counsel to the Company, was granted 90,000 shares of the Company's Common Stock in exchange for shares of Common Stock in Decaf Products, Inc. (DPI) based on a conversion of .60 IMSCO Technologies, Inc. shares for 1.00 Decaf Products, Inc. shares, which shares will vest on January 1, 997. In 1996, Mr. Vernon Oberholtzer, a former Director of the Company who resigned in February 1997, received stock options to acquire 10,000 shares for a price of $1.32, exercisable over a period ending December 31, 1999. In 1996, Universal Sales, Inc. ("Universal"), a sales and marketing company of which Mr. Victor Bauer, a Director of the Company, is President and a 50% shareholder, received cash compensation in the amount of $31,500, and 75,000 shares of Common Stock for services rendered to the Company, including the recruitment of the services of Mr. Abramson or the Company.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


4.   Related Party Transactions: (Continued)


     During the year ended  December 31, 1995, a director of the Company,  David
     E. Fleming, Esquire was also a partner with Campbell and Fleming, P.C., a law firm which provides certain services for the Company. As of July 31, 1995, David E. Fleming had resigned as a director of the Company.

     In April 1994, the Company entered into a "best efforts" placement letter agreement with D.H. Vermogensverwaltungs-und Beteiligungsgesellschaft mbH, a German investment company ("DH"), for 500,000 shares of common stock at a minimum of $.90 per share. This placement letter agreement was amended on August 29, 1994. DH also arranged the placement of another 80,000 shares of Common Stock as a supplement to the Regulation S placement. Mr. Dirk Hagee, a director of IMSCO is the managing director and majority shareholder of DH.

     Upon closing of the offering, the Company paid DH a commission of $52,200 which is at the rate of ten percent (10%) of all monies raised in that offering and also granted to DH warrants to 116,000 shares of common stock of the Company. These warrants are exercisable for up to five years after issuance at the same price paid by purchasers of the placement. Additionally, the placement agreement provides that upon completion of the placement, DH shall have the right to designate two directors of a five member board of directors of the Company for a period of three years. See
     Note 5 for agreements.

5.   Agreements:

     Effective as of September 1, 1996, the Company entered into an employment agreement with Sol L. Berg providing for Mr. Berg's employment as the Company's President for a three year term. Mr. Berg's salary under this agreement is $125,000 per year. Mr. Berg is also eligible to receive an annual bonus. In the event that Mr. Berg's employment with the Company is terminated by the Company other than for cause, Mr. Berg shall receive one year's base salary. In connection with the exchange of his DPI stock for the Company's Common Stock, Mr. Berg received 150,000 shares of the Company's Common Stock.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995



5.   Agreements: (Continued)

     Effective February 23, 1996, as amended effective as of September 1, 1996, the Company entered into an employment agreement with James G. Yurak providing for Mr. Yurak's employment as the DPI's President and Chief Executive Officer for a three year term. Mr. Yurak's salary under this agreement is $75,000 for the first year, $125,000 for the second year and $150,000 for the third year. Mr. Yurak is also eligible to receive an annual bonus. Mr. Yurak was also granted 75,000 shares of the Company's Common Stock upon signing his employment agreement and 75,000 shares after one full year of employment.

     Effective as of September 1, 1996, the Company entered into an employment agreement with James Crose providing for Mr.Crose's employment as the Company's Vice President of Engineering for a two year term. Mr. Crose's salary under this agreement is $75,000 per year.

     On August 13, 1996, the Company entered into a Business Consulting Agreement with Mr. Edmund Abramson for a period of three years at an annual cash compensation of $200,000, excluding benefits. The services to be rendered by Abramson under his Consulting Agreement consist of advice and opinions to the Company concerning business and financial problems in connection with the operation and management of the Company, capital structuring and private and public equity and debt financing, shareholder relations (including assistance in the preparation of the Company's Annual Report), acquisitions, mergers, and other similar business combinations. In the event that Mr. Abramson's agreement with the Company is terminated by the Company, Mr. Abramson shall receive two year's base cash compensation. Mr. Abramson was also granted 100,000 shares of the Company's Common Stock and an option to purchase 100,000 shares of Common Stock at $1.50 per share. For fiscal year ended December 31, 1996, Mr. Abramson received total consulting fees of $291,666 from the Company, which consisted of $150,000 in common stock and $141,666 in cash and accrued payments.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


5.   Agreements: (Continued)

     On August 13, 1996, the Company entered into a three year Consulting Agreement with WRA Consulting, Inc. a corporation having Willa Rose
     Abramson, wife of Edmund Abramson ("WRA") as its sole director and shareholder. Under the agreement, if WRA finds $1 million in capital financing for the Company, the Company shall grant WRA 150,000 shares of Common Stock and warrants or options to acquire an additional 150,000 shares of Common Stock at $1.50 per share. If WRA arranges a transaction with a third party introduced by WRA which has a consideration or value to the Company of $5 million or greater, whether through a merger, acquisition, business combination or security placement for the benefit of the Company, it shall receive an additional 250,000 shares of the Company's Common Stock and 250,000 warrants to purchase Common Stock, exercisable at $1.50 per share for a period ending December 31,1999. If the transaction is assisting in arranging capital for the Company, it shall also receive an investment banking fee equal to five percent of amounts in excess of $5 million. WRA assisted in the Company's sale of the $3 million of common stock to Hampton Tech Partners, Hampton Tech Partners II and Proxhill Marketing Ltd. in November and December 1996. The agreement also grants WRA a bonus equal to 5 % of the "Net Earnings" in excess of $3 million per year from the Company if WRA is successful in arranging an equity or debt placement for the Company, or a transaction which has a consideration or value to the Company of $5 million or greater. In consideration of its arranging the $3 million sale and exchange of Common Stock to Hampton Tech Partners, Hampton Tech Partners II and Proxhill Marketing Ltd., the Board of Directors determined that WRA is entitled to receive 150,000 Class B Warrants entitling it to acquire Common Stock for $1.50 per Share for a period ending December 31, 1999. As of December 31, 1996, the registration statement for the Class B Warrant Common Stock had not been declared effective.

     Effective as of September 1, 1996, Universal Sales, Inc., also entered into a Sales Administration and Servicing Agreement ("Universal Agreement") with the Company for a seven year term, providing a broad scope of sales administration and services to the Company. As compensation for its services, Universal shall receive an amount equal to 2.5 % of the Company's gross revenues from operations in excess of $5 million per annum. Mr. Victor Bauer, a Director of the Company, is also the President and a 50% shareholder of Universal Sales. Additionally, under the Universal Agreement, Universal shall be entitled to a sales commission equal to 2.5 % of the gross revenues resulting from all sales generated through the efforts of Universal. Universal also received $31,500 and 75,000 Shares of Common Stock as compensation for services rendered to the Company in 1996.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

6.   Research and Development Costs:

     During the year ended December 31, 1996 and 1995, the Company charged $53,838 and $30,759, respectively to research and development expense.

7.   Nonmonetary Transactions:

     During the years ended December 31, 1996 and 1995, the Company issued common stock for services rendered based upon the fair market value of services received. The following summarizes the capital stock issued in lieu of cash for services received:

     Description of
     Assets/Liabilities/        Shares       Common           Paid in        Charged       Charged to
     Service                    Issued        Stock           Capital        to Expense      Expense
     -------                    ------        -----           -------        ----------      -------
     1996
     Prepaid adv.              1,136,364      1,136          1,498,864                      1,500,000
     Loan repayment              227,273        227            299,773                        300,000
     Finance consultants         140,000        140            202,660        202,800
     Private placement fees      129,151        129               (129)
     Legal fees                   15,000         15             10,747          5,138           5,624

     Description of             Shares        Common           Paid in       Charged
     Service                    Issued         Stock           Capital      to Expense
     -------                    ------         -----           -------      ----------
     1995
     Research                     22,000        $22            $21,978        $22,000
     Accounting &
       auditing                   74,790        $75            $60,971        $61,046
     Other
       professional                9,510        $10            $11,004        $11,014

     In addition, the Company issued 12,923 shares in payment of a prior obligation valued at $12,953.

8.   Commitments:

     The Company entered an agreement with the University of Massachusetts to provide certain services in connection with the testing and development of materials for use in a decaffeinator device for the period November 1, 1994 through December 31, 1994. During the year ended December 31, 1995, the University of Massachusetts continued to provide research services to the Company for which it received 10,000 shares of common stock.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

8.   Commitments: (Continued)

     In 1996, the Company entered into a collaborative Research Agreement with the Polymer Sciences Division of the University of Akron, for further development of the electrostatic decaffeination technology. The Company pays $10,000 per month for the use of the University of Akron's facilities and the dedication of certain professors to the Company's project.

     On September 20, 1996, the Company entered into the Hughes Marketing Agreement for certain large institutional marketing of the Decaffeination System. Hughes is a privately held corporation, based in Traverse City, Michigan, and is one of the larger marketers of institutional coffee making equipment and supplies in North America. The Company agreed that Hughes will have the exclusive right to sell the DECAFFOMATIC to so-called "large institution" coffeemaker market in North American for a period of three years. The "large institutional" marketplace is dominated by major hotel chains and major restaurant and fast-food chains. In exchange for these exclusive rights, Hughes agreed to sell or purchase from the Company a minimum of $3 million worth of units for the first year, $5 million worth of units for the second year and $7 million worth of units the third year.

     Under the Hughes Agreement, the Company sells units of the Decaffeination System to Hughes' customers for a stated price of $199 per unit for the institutional coffeemakers. If Hughes fails to sell the minimum amount it must purchase the difference for its own account to maintain the Agreement in force. All servicing and customer calls will be performed by Hughes. In addition to other legal remedies, the parties can terminate the Hughes Agreement if Hughes fails to make the specified minimum amount of Decaffeination System purchases.

     Under a Media Purchase Agreement with Proxhill Marketing Ltd., it contractually agreed to finance $1.5 million of media for the Company's public relations and advertising campaign through Grown Marketing Services ("GROW"), an independent marketing company. In exchange for the Company issuing 1,136,363 shares of its common stock, representing a price of $1.32 per share, the Company acquired the $1.5 million of prepaid, dedicated media credits (the "Media Credits") and certain media services. The Media Purchase Agreement expires at the end of sixty (60) months or upon the depletion of the prepaid media credits.

                    IMSCO TECHNOLOGIES, INC. and SUBSIDIARIES
                        (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


8.   Commitments: (Continued)

     On September 20, 1996, the Company entered into an agreement with NEWCO for certain institutional manufacturing and marketing of the Decaffeination
     System. NEWCO is a privately held corporation based in St. Charles, Missouri, and is one of the larger manufacturers and distributors of institutional coffeemaking equipment in North America.

     The Company agreed that NEWCO will have the exclusive right to sell the DECAFFOMATIC to so-called "Office Coffee Supply" ("OCS") subsection of the institutional coffeemaker market and will be the manufacturer of the DEFAFFOMATIC for the institutional marketplace in North American for a period of three years. NEWCO further agreed to sell or purchase from the Company for the OCS market a minimum of 25,000 units of the product for the first year, 50,000 units for the second year and 100,000 units the third year. Under the NEWCO Agreement, NEWCO has also agreed to pay the costs of making final working models, and the cost of creating moulds and related parts for the DECAFFOMATIC device for the institutional coffeemaker marketplace. All of the technology and final commercial model designs of the Decaffeination System will be the property of the Company.

     Under the NEWCO Agreement, the Company sells units of the Decaffeination System to NEWCO for a net price to the Company. The Company anticipates that the price to be paid by NEWCO, which is still being finalized until the final working and commercial ready components are established, will be in the range of approximately $20 per unit for small OCS type users, ranging to $200 for large, high volume institutional coffee brewers. NEWCO takes the Decaffeination System and in turn incorporates it into its coffeemakers and re-sells it to a variety of end users in the OCS marketplace. The terms of the minimum purchase by NEWCO are mandatory and are not subject to, or conditioned upon, NEWCO's ability to sell the units acquired. All servicing and customer calls will be performed by NEWCO. In addition to other legal remedies, the parties can terminate the NEWCO Agreement if NEWCO fails to make the specified minimum number of Decaffeination System purchases.

9.   Going Concern:

     As shown in the accompanying financial statements, the Company incurred a net loss of $762,758 during the year ended December 31, 1996 . The significant operating loss as well as the uncertain conditions that the Company faces regarding sources of financing, create an uncertainty about the Company's ability to continue as a going concern. Management of the Company has developed a business plan to finance the Company through licensing of its technology and individual patent rights to its subsidiaries. The plan calls for the subsidiaries to seek partners for manufacturing and marketing. The subsidiaries will also seek financing through a public offering. The ability of the Company to continue as a going concern is dependent on the plan's success. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                          IMSCO TECHNOLOGIES, INC. and
                  SUBSIDIARIES (A Development Stage Enterprise)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


10.  Development Stage Enterprise

     On July 7, 1992, the Company discontinued regular operations relating to the sale of an automated luminometer. On July 22, 1992, the company and The General Hospital Corporation, doing business as Massachusetts General Hospital, entered a research agreement for $45,100, to perform the research and evaluation using the Company's electro-static filter. As defined by the Financial Accounting Standards board Statement No. 7, the Company is now a development stage enterprise and it has been devoting substantially all of its efforts to developing, engineering and obtaining patents for new technologies relating to separation technologies for the medical and consumer product sectors. The Company applied for United States Patents covering its decaffeination and Plasma Pure separation technologies in 1993. With a prototype, marketing of this product began in December, 1993. Although no income has been received, letters of interest and royalty agreement negotiations have begun. The cumulative deficit during the development stage is $1,989,212 for the period July 7, 1992 through December 31, 1996.

11.  Advertising

     The costs of advertising are expensed the first time the advertising takes place. There was no advertising expense for the years ended December 31, 1996 and 1995, respectively. At December 31, 1996 and 1995, $1,500,000 and
     $ -0-, respectively, of advertising was reported as a prepaid asset.

12.  Employee Incentive Stock Options

     On May 21, 1996, the Board of Directors adopted the Employee Incentive Stock Option Program (the "Option Program"), which provides for the issuance of up to the lesser of 24% of the issued and outstanding Common Stock or 1,500,000 shares of Common Stock through the grant of incentive and non-qualified stock options. Stock options will be issued by action of the Board of Directors or its Compensation Committee (the "Administrator") to key employees of the Company as a long-term incentive. Key employees will be designated by the Administrator in its sole discretion; there are currently three employees so designated.

     Stock options under the Option Program will provide for an exercise price per share determined by the Administrator (but not less than the par value of $.001), subject to tax requirements in connection with incentive stock options. No payment will be required from participants in connection with grants. The options will be exercisable as specified by the Administrator at the time of grant, although the tax benefits of incentive stock options described below will be unavailable if the option is exercised less than one year after grant. Options will be exercisable for a period determined by the Administrator but not in excess of 10 years after grant. As of December 31, 1996, an option to purchase 100,000 shares of common stock at $1.50 per share was issued and outstanding.

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent its date.

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information ..................................................... (ii)
Prospectus Summary.........................................................   1
Risk Factors ..............................................................   4
Use of Proceeds ...........................................................  11
Price Range of Common Stock ...............................................  11
Management's Discussion and Analysis of Financial
 Condition and Results of Operations ......................................  13
Business ..................................................................  17
Management ................................................................  29
Security Ownership of Certain Beneficial
 Owners and Management ....................................................  36
Certain Transactions ......................................................  38
Selling Shareholders ......................................................  38
Plan of Distribution ......................................................  39
Description of Securities .................................................  41
Shares Elible for Future Sale .............................................  42
Indemnification for Securities Act Liabilities ............................  43
Legal Matters .............................................................  44
Experts ...................................................................  44
Financial Statements ...................................................... F-1

Until _______, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================


                                    3,429,772

                                  Common Shares

                            IMSCO TECHNOLOGIES, INC.





                                 April__, 1997



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     IMSCO Technologies, Inc. (the "Company") is incorporated in Delaware. Under
Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Tenth of the Certificate of Incorporation and Article III of the Bylaws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Certificate of Incorporation of the Company, filed as Exhibit 3.1 hereto.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation contains such a provision.


Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Commission and to NASDAQ.

Filing Fee--Securities and Exchange Commission ...............     $    3,270.00
Fees and Expenses of Accountants .............................          2,500.00
Fees and Expenses of Counsel .................................         40,000.00
Printing and Engraving Expenses ..............................          2,000.00
Blue Sky Fees and Expenses ...................................          5,000.00
Transfer Agent fees ..........................................            500.00
Miscellaneous Expenses .......................................          1,000.00
                                                                   -------------
        Total ................................................     $   54,272.00
                                                                   =============

Item 26.  Recent Sales of Unregistered Securities.


     On September 20, 1996, the Company sold to Hampton Tech Partners II, LLC ("HTP-II"), 1,136,363 shares of Common Stock for $1.32 per share, which was paid in cash by October 18, 1996. Also, on September 20, 1996, the Company sold an aggregate of 1,136,363 shares of Common Stock to Proxhill Marketing Limited ("PML"), pursuant to a Media Purchase Agreement in exchange for prepaid media credits having an aggregate value of $1.5 million. Both the $1.5 million cash equity placement of the 1,136,363 shares of Common Stock to HTP-II and the $1.5 million media credit purchase and exchange of 1,136,363 shares of Common Stock to PML. Both placements were arranged by First Capital Investments, Inc., a broker-dealer which is a member of the National Association of Securities Dealers, Inc., ("FCI") received a commission in the amount of 10% of the amount received by the Company from the sale of the Common Stock. Additionally, FCI, received a warrant to acquire an amount of shares equal to 10% of the total amount of Common Stock placed by them on behalf of the Company, exercisable for the price of $1.45 per share over a period of five years. In August 1996, the Company sold 150,000 shares of Common Stock at a price of $0.01 per share and a $300,000 in promissory note to Hampton Tech Partners, LLC ("HTP"). In April 1996, the Company sold 10,000 shares of Common Stock to one "accredited investor" in a pirivate placement for the aggregate consideration of 20,000. All four of the purchasers in 1996 represented to the Company that they were "accredited investors" as such term is defined in Regulation D promulgated by the Commission pursuant to the Securities Act. To the Company's knowledge, none of these investors, nor any of their affiliates, were, at the time of their investment in the Company, nor currently are, affiliated or associated with FCI, or any other broker-dealer. The Company issued all such securities in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

    In 1995, the Company sold 125,000 shares of common stock to three (3) accredited investors for the aggregate consideration of $161,875 representing an average price of $1.30 per shares. All of the purchasers in the 1995 private placement represented to the Company that they were "accredited investors" as such term is defined in Regulation D promulgated by the Commission pursuant to the Securities Act. To the Company's knowledge, none of these investors, nor any of their affiliates, were, at the time of their investment in the Company, nor currently are, affiliated or associated with FCI, or any other broker-dealer The Company issued all such securities in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

     For the year ended December 31, 1994, the Company received subscriptions for 580,000 shares of its common stock in a non-United States private placement to non-U.S. persons pursuant to Regulation S for a price of $.90 per share through D.H. Vermogensverwaltungs-und Beteiligungsgesselschaft mbH ("DH") a German investment banking firm. In connection with the DH placement agreeement, DH received additional warrants to purchase 116,000, exercisable for the price of $.90 per share for a period of five years. Additionally, in 1994 the Company sold 141,140 shares of common stock to five investors for aggregate consideration of $120,570 pursuant to Regulation D.

Item 27.  Exhibits.

 3.1  -- Amended and Restated Certificate of Incorporation. (1)

 3.2 -- Bylaws of the Company. (2)

 4.1 -- Form of Common Stock Certificate. (3)

*4.2 -- Form of Class A Common Stock Purchase Warrant.

*4.3 -- Form of Class B Common Stock Purchase Warrant.

*4.4 -- Form of Class C Common Stock Purchase Warrant.

*4.5 -- Form of Class D Common Stock Purchase Warrant.

**5  -- Opinion of Epstein, Becker & Green, P.C.


10.1.-- Stock Purchase  Agreement  between the Company and Hampton Tech Partners
        II, LLC dated September 20, 1996 (Filed on Form 8-K dated October 1, 1996 -- Commission No. 0-24520).

10.2.-- Media  Purchase  Agreement  between the Company and Proxhill  Marketing,
        Ltd., dated September 20, 1996 (Filed on Form 8-K dated October 1, 1996 -- Commission No. 0-24520).

10.3.-- Manufacturing  and Distribution  Agreement between the Company and NEWCO
        Enterprises, Inc., dated September 20, 1996 (Filed on Form 8-K dated October 1, 1996 -- Commission No. 0-24520).

10.4.-- Marketing Agreement between the Company and Huhes Edwards & Price, Inc., dated September 20, 1996 (Filed on Form 8-K dated October 1, 1996 -- Commission No. 0-24520).

10.5.-- Consulting  Agreement  between  the Company  and Edmund  Abramson  dated
        August 13, 1996 ( Filed on Form 10- KSB for year ended December 31, 1996 -- Commission No. 0-24520).

10.6.-- Consulting Agreement between the Company and WRA Consulting, Inc., dated
        August 13, 1996 ( Filed on Form 10-KSB for year ended December 31, 1996 -- Commission No. 0-24520).

10.7-- Sales and Marketing Administration Agreement between the Company and Universal Sales dated as of September 1, 1996 ( Filed on Form 10-KSB for year ended December 31, 1996 -- Commission No. 0-24520).


23.1--  Consent of Gordon  Harrington  & Osborn,  P.C.  (Included at page II-_).
        23.1 -- Consent of Epstein,  Becker & Green,  P.C.  (Included in Exhibit
        5).


**24 --  Power of Attorney (Included at page II-_).


--------------------
(1) Filed as Exhibit 3.1 to Registrant's Proxy Statement and Notice of 1996 Annual Meeting on Form 14-A (Commission No. 0-24520).

(2) Filed as Exhibit 3.2 to Registrant's Proxy Statement and Notice of 1996 Annual Meeting on Form 14-A (Commission No. 0-24520).

(3) Filed as Exhibit 3.3 to Registrant's Proxy Statement and Notice of 1996 Annual Meeting on Form 14-A (Commission No. 0-24520).

 *      Previously filed.
**      To be filed by Amendment.

Item 28.  Undertakings.

     The undersigned small business issuer hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of an offering.

          (d) The undersigned small business issuer hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (f) The undersigned registrant hereby undertakes that:

               (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of April, 1997.

                                             IMSCO Technologies, Inc.

                                             By: /s/ Sol L. Berg
                                                -----------------------------
                                                  Sol L. Berg, President





     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                         Date
         ---------                      -----                         ----

   /s/ Sol L. Berg
---------------------------     President, Director               April 29, 1997
       Sol L. Berg               Principal Executive Officer and
                                 Principal Accounting Officer


       *
---------------------------      Secretary                        April 29, 1997
       Gloria Berg


       *
---------------------------      Vice President, Director         April 29, 1997
      Alan Waldman



--------------------------       Director                         April 29, 1997
     James G. Yurak


 /s/ Scott Robinson
--------------------------       Director                         April 29, 1997
     Scott Robinson


        *
--------------------------       Director                         April 29, 1997
      Victor Bauer


  * /s/ Sol L. Berg
--------------------------
   Attorney-in Fact

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

IMSCO Technologies, Inc.
North Andover, Massachusetts

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 2, 1996, relating to the financial statements of IMSCO Technologies, Inc., as of December 31, 1995 and December 31, 1996 , which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/
                                            Gordon Harrington & Osborn, P.C.


North Andover, Massachusetts
April 30, 1997


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